QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

AFFILIATED MANAGERS GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AFFILIATED MANAGERS GROUP, INC.
777 South Flagler Drive
West Palm Beach, Florida 33401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2015

        NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Affiliated Managers Group, Inc. (the "Company") will be held on Monday, June 15, 2015, at 2:00 p.m. London Time (9:00 a.m. Eastern Time), at the Company's London office at 35 Park Lane, London W1K 1RB, United Kingdom, for the following purposes:

  1.
  To elect eight directors of the Company to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

  2.
  To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers.

  3.
  To re-approve the material terms of the performance measures included in the Company's Executive Incentive Plan, as amended and restated, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

  4.
  To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year.

  5.
  To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

        This year, we have again saved significant mailing and printing costs by providing proxy materials to you over the Internet pursuant to Securities and Exchange Commission rules. On or about April 30, 2015, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this Proxy Statement and our 2014 Annual Report on Form 10-K online. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote by Internet and how to request a paper copy of the proxy materials, if you so desire. Whether you receive the Notice or paper copies of our proxy materials, the Proxy Statement and 2014 Annual Report on Form 10-K are available to you at www.proxyvote.com.

        The Company's Board of Directors fixed the close of business on April 17, 2015 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Your vote is very important. Please carefully review the Proxy Statement and submit your proxy by the Internet or mail whether or not you plan to attend the Annual Meeting. If you hold your shares in street name through a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors.

David M. Billings Executive Vice President, General Counsel and Secretary

West Palm Beach, Florida
April 29, 2015

AFFILIATED MANAGERS GROUP, INC.
777 South Flagler Drive
West Palm Beach, Florida 33401

PROXY STATEMENT

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 15, 2015

April 29, 2015

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Affiliated Managers Group, Inc. ("AMG," the "Company," "we" or "us") for use at our 2015 Annual Meeting of Stockholders to be held on Monday, June 15, 2015, at 2:00 p.m. London Time (9:00 a.m. Eastern Time), at the Company's London office at 35 Park Lane, London W1K 1RB, United Kingdom, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to elect eight directors, approve, by a non-binding advisory vote, the compensation of the Company's named executive officers (as defined in the Executive Compensation section), re-approve the material terms of the performance measures included in the Company's Executive Incentive Plan, as amended and restated, ratify the selection of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as our independent registered public accounting firm for the current fiscal year and consider and act upon any other matters properly brought before them.

        Important Notice Regarding the Internet Availability of Proxy Materials.    This year, we have again saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with Securities and Exchange Commission ("SEC") rules. On or about April 30, 2015, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this Proxy Statement and our 2014 Annual Report on Form 10-K online. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote by Internet and how to request a paper copy of the proxy materials, if you so desire. Whether you received the Notice or paper copies of our proxy materials, the Proxy Statement and 2014 Annual Report on Form 10-K are available to you at www.proxyvote.com.

        Stockholders of record of the Company's common stock at the close of business on the record date of April 17, 2015 will be entitled to notice of the Annual Meeting and to one vote per share on each matter presented at the Annual Meeting. As of the record date, there were 54,717,301 shares of common stock outstanding and entitled to vote at the Annual Meeting.

        The presence, in person or by proxy, of holders of at least a majority of the total number of shares of common stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted for purposes of establishing a quorum but will not be considered as votes cast on any matter.

        A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Brokers have the discretion to vote their clients' proxies only on routine matters.

        At this year's Annual Meeting, the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2) and the re-approval of the material terms of the performance measures included in the Company's Executive Incentive Plan, as amended and restated (Proposal 3), are non-routine matters, and only the ratification of our auditors (Proposal 4) is a routine matter. It is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors.

        Stockholders are requested to submit a proxy by Internet, or by returning a completed, signed and dated proxy card or voting instruction form. If you vote by Internet, you should not return a proxy card or voting instruction form. Shares represented by a properly submitted proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed by the proxy. If a properly executed proxy or voting instruction form is submitted without any instructions indicated, the proxy will be voted FOR the election of each of the nominees for director, FOR the approval of the advisory vote on executive compensation, FOR the re-approval of the material terms of the performance measures included in the Executive Incentive Plan, as amended and restated, and FOR the ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders on such other matters.

        A stockholder of record may revoke a proxy at any time before it has been voted by filing a written revocation with the Secretary of the Company at the Company's principal executive offices, 777 South Flagler Drive, West Palm Beach, Florida 33401; by submitting a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. A stockholder of record who voted by Internet may also change his or her vote with a timely and valid later Internet vote. Any stockholder of record as of the record date may attend the Annual Meeting whether or not a proxy has previously been given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. If you hold your shares in street name and would like to change your voting instructions, please follow the instructions provided to you by your broker, bank or other intermediary.

        A stockholder may vote in person at the Annual Meeting upon presenting picture identification and any one of the following: an account statement, the Notice or a proxy card. If you hold your shares in street name, you will need to obtain a proxy from your bank or broker in order to vote in person, and you must bring a brokerage statement or letter from your broker, bank or other intermediary reflecting stock ownership. The address of the Company's London office is set forth above for stockholders who plan to vote in person at the Annual Meeting.

 PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

        Our Board of Directors currently consists of nine members. At the Annual Meeting, eight directors are expected to be elected to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors and the Nominating and Governance Committee have nominated Messrs. Samuel T. Byrne, Dwight D. Churchill, Glenn Earle, Niall Ferguson, Sean M. Healey, Patrick T. Ryan and Jide J. Zeitlin, and Ms. Tracy P. Palandjian (collectively, the "Nominees") to serve as directors. Each of the Nominees is currently serving as a director of the Company. As more fully discussed below under "Meetings of the Board of Directors and Committees and Corporate Governance Matters," the Board of Directors has determined that seven of its eight Nominees, Messrs. Byrne, Churchill, Earle, Ferguson, Ryan and Zeitlin, and Ms. Palandjian, have no material relationship with the Company and are "independent" for purposes of New York Stock Exchange ("NYSE") listing standards. The Board of Directors expects that each of the Nominees will, if elected, serve as a director for the new term. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

        The Company's amended and restated by-laws (the "By-laws") provide for majority voting in uncontested director elections. Under the majority voting standard, directors are elected by a majority of the votes cast, which means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

        Under our Corporate Governance Guidelines, the Nominating and Governance Committee has established procedures for any director who is not elected to tender his or her offer to resign. Upon receiving the director's offer to resign, the Nominating and Governance Committee will recommend to the Board of Directors whether to accept or reject the offer to resign, or whether other action should be taken. The Nominating and Governance Committee and the Board of Directors, in making their decisions, may consider any factor or information that they deem relevant. The Board of Directors, taking into account the Nominating and Governance Committee's recommendation, will act on the tendered resignation within ninety days following certification of the election results. A director whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding his or her resignation.

Recommendation of the Board of Directors

        The Board of Directors believes that the election of each of the Nominees is in the best interests of the Company and its stockholders and, therefore, unanimously recommends that stockholders vote FOR the election of each of the Nominees.

Information Regarding the Nominees

        The name, age (as of April 1, 2015) and a description of the business experience, principal occupation and past employment and directorships of each of the Nominees during at least the last five years is set forth below. In addition, we have summarized the particular experience, qualifications, attributes and/or skills that the Nominating and Governance Committee and the Board of Directors considered as relevant to the determination that each Nominee should serve as a director of the Company.

Name	Age
Samuel T. Byrne(1)(2)(3)(†)	50
Dwight D. Churchill(3)(†)	61
Glenn Earle(3)(†)	57
Niall Ferguson(2)(†)	50
Sean M. Healey	53
Tracy P. Palandjian(2)(3)(†)	44
Patrick T. Ryan(1)(2)(3)(†)	56
Jide J. Zeitlin(1)(†)	51

(1)
Member of the Compensation Committee.

(2)
Member of the Nominating and Governance Committee.

(3)
Member of the Audit Committee.

(†)
Independent director, as determined by the Board of Directors in accordance with NYSE listing standards.

        Samuel T. Byrne has been a director of the Company since October 2009. Mr. Byrne is a Managing Partner and co-founder of CrossHarbor Capital Partners LLC, a leading alternative investment management firm specializing in real estate, as well as distressed securities and private equity. The firm manages institutional capital on behalf of investors globally, including public pension systems, endowments, and foreign institutions such as sovereign wealth funds. Before founding CrossHarbor Capital Partners, Mr. Byrne served as a management consultant advising on corporate restructurings and bankruptcy matters. Prior to that, he was a portfolio manager at Fleet Financial Group and Bank of New England. Mr. Byrne currently serves as Co-Chairman of the Board of Trustees of the Peabody Essex Museum. We believe that Mr. Byrne's qualifications to serve on our Board of Directors include his extensive investment management experience, including his particular expertise in private equity and real estate.

        Dwight D. Churchill has been a director of the Company since February 2010. Mr. Churchill held a number of senior positions at Fidelity Investments before retiring from the firm in 2009. Having joined Fidelity in 1993, he served as the head of the Fixed Income Division, head of Equity Portfolio Management and President of Investment Services. While at Fidelity, Mr. Churchill also served as the elected chair of the Board of Governors for the CFA Institute, a 120,000-member association previously known as the Association for Investment Management & Research, and from June 2014 to January 2015 he served as interim President and Chief Executive Officer at the CFA Institute. Prior to joining Fidelity, Mr. Churchill served as a Managing Director of Prudential Financial, Inc., and as President and Chief Executive Officer of CSI Asset Management, Inc., a subsidiary of Prudential Financial, Inc., and held senior roles at Loomis, Sayles & Company and The Ohio Public Employees Retirement System. Mr. Churchill currently serves on the Board of Trustees of State Street Global Advisors SPDR ETF Mutual Funds, the Board of Trustees of the Currier Museum of Art, as a staff consultant at The Public Employees Retirement System of Idaho, and on the Board of Directors of Legacy Paddlesports LLC, a private company. We believe that Mr. Churchill's qualifications to serve on our Board of Directors include his extensive experience in the investment management industry, including his oversight of internal controls, financial reporting and accounting procedures.

        Glenn Earle has been a director of the Company since April 2015. He is a member of the Board of Directors of Fiat Chrysler Automobiles N.V. and of the Rothesay Life Group. Mr. Earle is also a Board

Member and Trustee of the Royal National Theatre and of Teach First, and is Chairman of the Advisory Board of Cambridge University Judge Business School. He retired in December 2011 from Goldman Sachs International, where he was most recently a Managing Director and the Chief Operating Officer. He previously worked at Goldman Sachs in various roles in New York, Frankfurt and London from 1987, becoming a Partner in 1996. From 1979 to 1985, he worked in the Latin America Department at Grindlays Bank/ANZ in London and New York, leaving as a Vice President. His previous responsibilities include membership of the Board of Trustees of the Goldman Sachs Foundation and of the Ministerial Task Force for Gifted and Talented Youth. We believe that Mr. Earle's qualifications to serve on our Board of Directors include his extensive experience as a senior executive in a leading investment bank, as well as his service on the boards of other public and private companies.

        Niall Ferguson has been a director of the Company since April 2014. Mr. Ferguson is the Laurence A. Tisch Professor of History at Harvard University and a Senior Fellow at the Hoover Institution, Stanford University. He is a frequent commentator on contemporary and historical politics and economics and has published fourteen award-winning books, including most recently "Civilization: The West and the Rest" and "The Great Degeneration: How Institutions Decay and Economies Die." In 2009 his six-part television series "The Ascent of Money" won the International Emmy for Best Documentary. Mr. Ferguson was the Philippe Roman Visiting Professor at the London School of Economics from 2010-2011 and the BBC Reith Lecturer for 2012. In 2010 he won the Benjamin Franklin Award for Public Service, in 2012 the Hayek Prize for Lifetime Achievement and in 2013 the Ludwig Erhard Prize for Economic Journalism. Mr. Ferguson is a member of the Board of Trustees of the American Academy in Berlin, the Museum of American Finance and the New York Historical Society. He is also a Managing Director at Greenmantle, a macroeconomic and geopolitical advisory firm that he founded, and a member of the Board of Directors of Chimerica Media, a film company that he founded. We believe that Mr. Ferguson's qualifications to serve on our Board of Directors include his extensive macroeconomic and geopolitical expertise and influence around the globe.

        Sean M. Healey is the Company's Chairman and Chief Executive Officer, roles he has served in since January 2011 and January 2005, respectively. Prior to that time, Mr. Healey served as President and Chief Operating Officer of the Company. Mr. Healey has been a director of the Company since May 2001. Prior to joining the Company in 1995, Mr. Healey was a senior member of the Mergers and Acquisitions Department at Goldman, Sachs & Co. focusing on financial institutions. He serves as Co-Chairman of the Board of Trustees of the Peabody Essex Museum, and as a member of the Council on Foreign Relations, the Visiting Committee of the Harvard Law School, and the Board of Trustees of the International Game Fish Association. In 2006, Mr. Healey received a presidential appointment to serve on the President's Export Council, the nation's principal advisory committee on international trade. Mr. Healey received a J.D. from Harvard Law School, an M.A. from University College, Dublin, and an A.B. from Harvard College. We believe that Mr. Healey's qualifications to serve on our Board of Directors include his direct knowledge of the Company's strategy and operations through his service as Chief Executive Officer of the Company and his extensive experience in the financial services and investment management industries, including his experience in investing in investment management firms.

        Tracy P. Palandjian has been a director of the Company since March 2012. Ms. Palandjian is the Chief Executive Officer and co-founder of Social Finance, Inc., a nonprofit organization focused on developing and managing investments that generate social impact and financial return. Prior to establishing Social Finance, Ms. Palandjian served as a Managing Director at The Parthenon Group, a global strategy consulting firm. At Parthenon, she established and led the Nonprofit Practice and consulted to foundations and nonprofit organizations on strategy development, mission definition, corporate social responsibility and knowledge and innovation in the U.S. and globally. Prior to Parthenon, Ms. Palandjian worked at McKinsey & Company and at Wellington Management Company, LLP. Ms. Palandjian is currently Co-Chair of the United States National Advisory Board to the G8 Social Impact Investment Task Force and a member of the Board of Overseers at Harvard University. She also serves on the Boards of the

Surdna Foundation and Facing History and Ourselves, and on the Investment Committee of Milton Academy. We believe that Ms. Palandjian's qualifications to serve on our Board of Directors include her extensive global financial management, consulting and advisory experience.

        Patrick T. Ryan has been a director of the Company since July 2005. Mr. Ryan currently serves as Chief Executive Officer of Press Ganey Associates, Inc., a company specializing in health care performance improvement. Prior to Press Ganey, Mr. Ryan worked with SV Life Sciences as a Venture Partner from 2009 to 2012, and served as Chairman and Chief Executive Officer of The Broadlane Group from 2008 until its acquisition by MedAssets Inc. in 2010. Following such acquisition, Mr. Ryan served on the Board of Directors and in the interim role of President of Spend and Clinical Resource Management through the completion of the integration in May 2011. From 2004 to 2007, Mr. Ryan served as Chief Executive Officer and as a member of the Board of Directors of PolyMedica Corporation, a direct-to-consumer provider of health care products and services for individuals with chronic diseases, until its sale to Medco Health Solutions, Inc. Before joining PolyMedica, Mr. Ryan served as the Chairman and Chief Executive Officer of Physicians Dialysis Inc., a dialysis provider, until its acquisition by DaVita Inc. in 2004. Previously, Mr. Ryan has served as a partner at Westways Ventures, a firm specializing in the strategic development of companies in the healthcare and consumer sectors, as President and Chief Executive Officer of PrincipalCare Inc., a company specializing in women's healthcare, as President and Chief Executive Officer of ImageAmerica, Inc., a diagnostic imaging services company, as Co-Founder and President of R.B. Diagnostics, a diagnostic imaging services company, and on the Board of Directors of Hill-Rom Holdings, Inc. We believe Mr. Ryan's qualifications to serve on our Board of Directors include his substantial executive management experience at several public and private companies.

        Jide J. Zeitlin has been a director of the Company since January 2006. Mr. Zeitlin is a private investor with interests in Asia, the Middle East and Africa. He formerly served as a Partner at Goldman, Sachs & Co., where he held a number of senior management positions in the investment banking division, including that of Global Chief Operating Officer. He also served in the firm's executive office. Mr. Zeitlin joined Goldman Sachs in 1987, became a Partner in 1996 and retired from the firm in December 2005. Mr. Zeitlin formerly served on the Board of Milton Academy and as Chairman of the Board of Trustees at Amherst College. He is currently a member of the Harvard Business School Board of Dean's Advisors, and the boards of Teach for America, Doris Duke Charitable Foundation, Montefiore Medical Center, Playwrights Horizons, Saint Ann's School, Common Ground Community and the Nigeria Sovereign Investment Authority and a Fellow at the Aspen Global Leadership Network. He also serves as the Chairman of the Board of Directors, as a member of the Audit and Human Resources Committees and as Chair of the Governance and Nominations Committee of Coach, Inc., a designer and marketer of premium handbags and accessories, and serves on the Board of Directors of Vascular Biogenics, Ltd. We believe Mr. Zeitlin's qualifications to serve on our Board of Directors include his substantial experience as a senior executive in a leading investment bank, as well as his extensive service in Board capacities at numerous organizations.

Meetings of the Board of Directors and Committees and Corporate Governance Matters

        During 2014, the Board of Directors met six times. Each incumbent member of the Board of Directors in 2014 attended at least 80% of the total number of meetings of (i) the Board of Directors and (ii) all standing committees of the Board of Directors on which such director served. We do not have a formal policy regarding director attendance at our annual meeting of stockholders. One director was in attendance at the 2014 Annual Meeting of Stockholders.

        At least annually, the Board of Directors evaluates the independence of our directors in light of the standards established by NYSE. A majority of our Board of Directors must be "independent" within the meaning of NYSE listing standards. After its most recent evaluation of director independence, the Board of Directors affirmatively determined that eight of our nine current directors, Messrs. Byrne, Churchill, Earle, Ferguson, Nutt, Ryan and Zeitlin, and Ms. Palandjian, are "independent" for purposes of NYSE listing standards. The Board of Directors made these determinations based upon individual evaluations of each director's employment or board of directors affiliations, compensation history, and any commercial, family or other relationships. In making these determinations, the Board of Directors considered Mr. Earle's previous role as an uncompensated outside advisor to the Company, and determined that it did not impact his independence. There were no other transactions for the Board of Director's consideration in determining the independence of any director.

        The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Only independent directors within the meaning of NYSE listing standards serve on these committees. Each such committee acts pursuant to a written charter adopted by the respective committee. A description of each committee is set forth below.

        Audit Committee:    The Audit Committee currently consists of Messrs. Byrne, Churchill, Earle and Ryan, and Ms. Palandjian, with Mr. Churchill serving as Chair. Each of the members meets the independence standards applicable to audit committees under the Sarbanes-Oxley Act of 2002 and NYSE listing standards and is an audit committee financial expert, as defined by the SEC. The Audit Committee's purpose is to assist the Board of Directors in oversight of our internal controls and financial statements and the audit process. The Audit Committee met eight times during 2014. Other members of the Board of Directors attend Audit Committee meetings from time to time at the invitation of the Audit Committee.

        Compensation Committee:    The Compensation Committee currently consists of Messrs. Byrne, Ryan and Zeitlin, with Mr. Zeitlin serving as Chair. Each member meets the independence requirements applicable to the Compensation Committee under NYSE listing standards. The Compensation Committee is responsible for overseeing our general compensation policies and establishing and reviewing the compensation plans and benefit programs applicable to our executive officers. In that capacity, the Compensation Committee also administers our stock option and incentive plans. The Compensation Committee met four times during 2014. Other members of the Board of Directors attend Compensation Committee meetings from time to time at the invitation of the Compensation Committee.

        Nominating and Governance Committee:    The Nominating and Governance Committee currently consists of Messrs. Byrne, Ferguson and Ryan, and Ms. Palandjian, with Mr. Ryan serving as Chair. The Nominating and Governance Committee is primarily responsible for recommending criteria to the Board of Directors for board and committee membership, identifying and evaluating director candidates, overseeing the annual evaluation of the Board of Directors and its committees, and maintaining our Corporate Governance Guidelines. The Nominating and Governance Committee met five times during 2014. Other members of the Board of Directors attend Nominating and Governance Committee meetings from time to time at the invitation of the Nominating and Governance Committee.

        The Nominating and Governance Committee may solicit director candidate recommendations from a number of sources, including directors, executive officers and third-party search firms. The Nominating and Governance Committee will consider for nomination any director candidates, including director candidates recommended by our stockholders, who are deemed qualified by the Nominating and Governance Committee in light of the qualifications and criteria for Board of Directors membership described below, or such other criteria as approved by the Board of Directors or a committee thereof from time to time. Stockholder recommendations must be submitted to the Nominating and Governance Committee in accordance with the requirements set forth in the By-laws, including those discussed below under the caption "Other Matters—Stockholder Proposals," and any procedures established from time to time by the Nominating and Governance Committee. The Nominating and Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates and considers this appropriate because it evaluates recommendations without regard to their source. The Nominating and Governance Committee evaluates any potential conflicts of interest on a case by case basis, to the extent they may arise.

        When considering candidates for directorship, the Nominating and Governance Committee takes into account a number of factors, including the following qualifications: the nominee shall have the highest personal and professional integrity and have demonstrated exceptional ability and judgment and the attributes necessary (in conjunction with the other members of the Board of Directors) to best serve the long-term interests of the Company and its stockholders. In addition, the Nominating and Governance Committee reviews from time to time the skills and characteristics necessary and appropriate for directors in light of the then current composition of the Board of Directors, including such factors as business experience, international background, diversity and knowledge of the financial services industry in general and the asset management industry in particular. In considering diversity, the Nominating and Governance Committee considers diversity of background and experience as well as ethnic and other forms of diversity. The Nominating and Governance Committee does not, however, have a formal policy regarding diversity in identifying nominees for a directorship, but rather considers it among the various factors relevant to the consideration of any particular nominee. The Nominating and Governance Committee reviews at least annually our Corporate Governance Guidelines to ensure that we continue to meet best corporate governance practice standards.

        Executive Sessions of Non-management Directors:    Our non-management directors meet in regularly scheduled executive sessions. In accordance with the charter of the Nominating and Governance Committee and the By-laws, Mr. Ryan, the Chair of the Nominating and Governance Committee, also serves as the lead independent director calling and chairing the executive sessions, including during the annual Board of Directors offsite, and communicating with Mr. Healey, the Chairman and Chief Executive Officer.

        Leadership Structure:    Mr. Healey serves as Chairman and Chief Executive Officer, and Mr. Ryan serves as lead director. The Board of Directors believes that having the same person serve as Chief Executive Officer and Chairman focuses leadership, responsibility and accountability in a single person and that having a lead director provides for effective checks and balances and the ability of the independent directors to work effectively in the board setting.

        Recognizing the importance of the lead director position to the Company, in 2010 the Board of Directors amended the By-laws to provide that the lead director will perform many of the functions that an independent chairman would perform. Mr. Ryan was selected as lead director because of his qualifications, including his substantial executive management experience at several public and private companies. Mr. Ryan's principal responsibilities include serving as a key source of communication between the independent directors and the Chief Executive Officer, and coordinating the agenda for and leading meetings of the independent directors.

        Risk Oversight:    It is a key responsibility of our Chief Executive Officer, President, Chief Financial Officer, General Counsel and other members of our senior management team to identify, assess and manage the Company's exposure to risk. The Board of Directors plays an important role in overseeing management's performance of these functions. The Board of Directors has approved the charter of the Audit Committee, which provides that one of the primary responsibilities of the Audit Committee is the discussion of the Company's financial risks and steps management has taken to monitor and control such risks, including with respect to risk assessment and risk management policies. The Audit Committee regularly discusses with management and the Company's independent auditors the Company's risk assessment and risk management processes, including major risk exposures, risk mitigants and the design and effectiveness of the Company's processes and controls to prevent and detect fraudulent activity. Furthermore, the Audit Committee and the Board of Directors as a whole receive regular reports from management and our independent auditors on prevailing material risks and the actions being taken to mitigate them, including reports regarding the Company's business and operations. Management also reports to the Audit Committee and the Board of Directors on steps being taken to enhance our risk management processes and controls in light of evolving market, business, regulatory and other conditions.

        Related Person Transaction Oversight:    Pursuant to its charter, the Audit Committee is responsible for reviewing any possible related person transaction identified by management or other directors and, in accordance with this authority, has determined that there have been no related person transactions requiring disclosure under Item 404(a) of Regulation S-K. Our executive officers and directors may invest from time to time in funds advised by our Affiliates on substantially the same terms as other investors.

        Policies and Procedures Regarding Related Person Transactions:    Under the Company's written policy regarding related person transactions, the Audit Committee must approve all "related person transactions." A related person transaction is any transaction that is reportable by the Company under paragraph (a) of Item 404 of Regulation S-K in which the Company or one of its wholly-owned subsidiaries or majority-owned Affiliates is or will be a participant and the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, any person known to the Company to be a beneficial owner of 5% or more of its voting securities or an immediate family member of any of the foregoing has or will have a direct or indirect material interest. Pursuant to the policy, potential related person transactions are reported to the General Counsel who evaluates the potential transaction to determine whether it is a potential related person transaction. If it is, the General Counsel reports the potential transaction to the Audit Committee for review. The policy also authorizes the Chair of the Audit Committee to ratify, rescind or take any such other action required with respect to any related person transaction not previously approved or ratified under the policy that comes to the General Counsel's attention. The policy sets forth the standards of review to be considered in deciding whether to approve or ratify related person transactions.

        In addition, the Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include (i) employment as an executive officer, if the related compensation is approved (or recommended to the Board of Directors for approval) by the Compensation Committee; (ii) any compensation paid to a director if the compensation is consistent with the Company's director compensation policies and is required to be reported in the Company's proxy statement under applicable compensation disclosure requirements; (iii) any transaction with another company at which a related person's only relationship is as an employee (other than an executive officer) or director or beneficial owner of less than 10% of that company's equity, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company's total annual revenue; (iv) any charitable contribution, grant or endowment by the Company or The AMG Charitable Foundation to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than an executive officer) or director, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of such charitable organization's total annual receipts; (v) any transaction where the related person's interest arises solely from the ownership of the Company's common stock and all holders of the Company's common stock received the same benefit on a pro rata basis, such as dividends; (vi) any transaction involving a related person where the rates or charges involved are determined by competitive bids; and (vii) any service provided by the Company to any related person, provided that such service is in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable services provided to non-related persons.

        Compensation Committee Interlocks and Insider Participation:    The members of the Compensation Committee during fiscal year 2014 are set forth above under "—Compensation Committee." No member of the Compensation Committee has been an officer or employee of the Company or has been involved in any related person transactions. No executive officer of the Company serves on the compensation committee or board of directors of another company that has an executive officer that serves on the Company's Compensation Committee or Board of Directors.

        Stockholder and Interested Party Communications with Non-management Directors or the Board of Directors:    A stockholder or other interested party may communicate directly with Mr. Ryan, the lead director, by sending a confidential letter addressed to his attention at Affiliated Managers Group, Inc., 777 South

Flagler Drive, West Palm Beach, Florida 33401. Any communications to the full Board of Directors may be directed to David M. Billings, Executive Vice President, General Counsel and Secretary of the Company, who would, in his discretion, discuss the communications with the Board of Directors at a regular meeting of the Board of Directors.

        Availability of Corporate Governance Documents:    We maintain a Company website that includes, among other items, the Corporate Governance Guidelines; the Code of Business Conduct and Ethics applicable to all directors, officers and employees; the Code of Ethics applicable to our Chief Executive Officer, Chief Financial Officer and other senior financial officers; the Insider Trading Policy and Procedures applicable to all directors, officers and employees; and the charters for the Audit, Compensation and Nominating and Governance Committees. This information is available on the "Investor Relations" section of our website, www.amg.com, under "Corporate Governance," or for the Committee charters under "Board of Directors," but is not incorporated by reference into this Proxy Statement. If we make any substantive amendment to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to certain executive officers, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on our website or in a report on Form 8-K.

Information Regarding Executive Officers of the Company

        The name, age (as of April 1, 2015) and positions of each of our named executive officers, as well as a description of their business experience and past employment during at least the last five years, is set forth below:

Name	Age	Position
Sean M. Healey	53	Chairman and Chief Executive Officer
Nathaniel Dalton	48	President and Chief Operating Officer
Jay C. Horgen	44	Chief Financial Officer and Treasurer
Andrew Dyson	50	Executive Vice President and Head of Global Distribution
David M. Billings	52	Executive Vice President, General Counsel and Secretary

        For the biographical information of Mr. Healey, see "Information Regarding the Nominees" above.

        Nathaniel Dalton currently serves as the President and Chief Operating Officer of the Company. Mr. Dalton has served as Chief Operating Officer of the Company since 2006, and was named President in May 2011. Previously, Mr. Dalton served as a Senior Vice President, an Executive Vice President and the General Counsel of the Company. Prior to joining AMG, Mr. Dalton was an attorney at Goodwin Procter LLP, focusing on mergers and acquisitions, including those in the asset management industry. Mr. Dalton received a J.D. from Boston University School of Law and a B.A. from the University of Pennsylvania.

        Jay C. Horgen currently serves as the Chief Financial Officer and Treasurer of the Company, a role he has served in since May 2011. Previously, Mr. Horgen served as Executive Vice President of the Company in New Investments. Prior to joining AMG, Mr. Horgen was a founder and Managing Director of Eastside Partners, a private equity firm. From 2000 to 2005, Mr. Horgen served as a Managing Director in the Financial Institutions Group at Merrill Lynch, Pierce, Fenner & Smith Incorporated. Prior to that, he worked as an investment banker in the Financial Institutions Group at Goldman, Sachs & Co. Mr. Horgen received a B.A. from Yale University.

        Andrew Dyson currently serves as Executive Vice President and Head of Global Distribution, responsible for managing the Company's global distribution platform. Prior to joining AMG, Mr. Dyson served as Head of BlackRock's Global Institutional Client Business. In prior roles at BlackRock and Merrill Lynch Investment Managers, Mr. Dyson held senior distribution positions, including Head of the

International Institutional Business, and, before that, Head of the Institutional Business for Europe, Middle East, Africa and Asia Pacific. Prior to joining Merrill Lynch in 2001, Mr. Dyson was a worldwide Partner at William M. Mercer, where his roles included Head of U.S. Multinational Investment Consulting and Head of U.K. Pension Fund Investment Consulting. He received an M.A. degree in Mathematics from Cambridge University.

        David M. Billings joined AMG in June 2014 as Executive Vice President, General Counsel and Secretary, responsible for the Company's legal, regulatory, compliance and corporate governance functions. Prior to joining AMG, Mr. Billings was a partner at Akin Gump Strauss Hauer & Feld LLP, where he led the firm's investment funds practice in London. He received a J.D. from Harvard Law School and a B.A. with high honors from the University of Virginia.

 Compensation Discussion and Analysis

Executive Summary

        This section provides discussion and analysis of our executive compensation program: the elements of executive compensation, the 2014 compensation results, the rationale and process for reaching these results, and our compensation governance policies. The compensation results discussed will be those of our Chairman and Chief Executive Officer, Sean M. Healey, and our four other named executive officers.

        The Compensation Committee designs the executive compensation program to align management incentives with long-term stockholder interests. The executive compensation structure reflects this philosophy, with the substantial majority of total annual compensation comprising variable performance-based incentive awards, and with the significant majority in the form of long-term deferred equity. The Committee's compensation determinations for 2014 reflected this approach and also relied on a formal assessment of our stock performance, financial results and strategic accomplishments for the year and over the long term, on both a relative and absolute basis. In conducting this assessment, the Committee recognized the Company's exceptional performance for both the year and over the long term. Led by Mr. Healey and the other named executive officers, we achieved record operating results across all aspects of our business and executed on key strategic initiatives, including strong organic growth and record new Affiliate investment activity. However, while our long-term stock performance was exceptional relative to both the S&P 500® and our peer group, the Committee also recognized the modest decline in our stock price in 2014, on both a relative and absolute basis. As a result, and consistent with our compensation program philosophy of aligning pay with performance, total 2014 compensation for our named executive officers decreased relative to the prior year.

Overview of Our Executive Compensation Program Philosophy

        Our executive compensation program has been structured by our Compensation Committee over the long term to further several core objectives:

  •
  Closely align executive compensation with stockholder value creation, key financial metrics and strategic performance criteria

  •
  Attract, retain and motivate the services of key members of senior management—especially Mr. Healey, a widely recognized leader in the asset management industry whose vision and leadership have shaped the Company and driven its long-term success

  •
  Compensate executives based on a combination of Company performance—on both a relative and absolute basis—and individual performance

  •
  Focus executives on long-term performance with deferred equity awards

  •
  Avoid incentives that might encourage excessive risk-taking

        These objectives inform the design and implementation of our compensation program, and are reflected in the 2014 compensation results.

Stockholder and Proxy Advisory Firm Feedback and Surveys

        At our 2014 Annual Meeting, approximately 88% of stockholders voted in favor of our executive officer compensation, reflecting strong support for our executive compensation approach. To ensure that our Board of Directors and our Compensation Committee are apprised of stockholder and proxy advisory firm views, senior management regularly meets with and surveys these constituents regarding our executive compensation program. The Compensation Committee considered this input as it made its final determinations on compensation for the year. As such, and as with each prior year, this year's compensation determinations reflect enhancements to our compensation program, designed to increase transparency and more clearly articulate the methodologies used by the Committee to assess performance.

        Our management team continues to communicate with our largest stockholders and proxy advisory firms and follow developments in their methodologies and analyses, to ensure that the Company and our Board of Directors remain apprised of current and potential future developments.

Compensation Determination Process

        Similar to prior years, the Compensation Committee's annual compensation process began during the Committee meetings in early 2014, with quarterly reviews of the Company's financial performance and progress on various strategic objectives, and discussions on the principles and continuing effectiveness of the compensation program. The Committee and, in particular, the acting Committee Chair also conducted conference calls with its independent outside executive compensation consulting firm, Thomas E. Shea & Associates, LLC ("Shea & Associates"), to consider the compensation of our peer companies and potential arrangements for performance-based incentive awards. The Committee considered the components of the compensation program (including the mix of compensation elements, market-level compensation and our compensation governance practices) in analyzing the extent to which the program furthers the Committee's objectives of aligning compensation with stockholder value creation while retaining and motivating our executives.

        As part of this process, Shea & Associates provided our Compensation Committee with comprehensive peer long-term equity and total direct compensation pay data for the prior three years, along with analyses of the Company's historical pay levels relative to the 25th percentile, median and 75th percentile pay levels of our peer group. Shea & Associates also provided projections concerning general executive compensation market trends among the universe of financial institutions that are relevant competitors for executive talent, as well as projected future management ownership levels relative to the Company's growth over multi-year time horizons.

        Following year-end, the Compensation Committee conducted a comprehensive review of the Company's accomplishments in 2014 and over the long term, on both an absolute basis and relative to our peer group, as well as the individual contributions of our senior management team. As part of the continuous evolution of our compensation program, the Committee made further enhancements this year which were designed to increase transparency and further clarify the links between Company performance and compensation for our named executive officers. In January 2015, based upon the performance assessment, the Compensation Committee made final performance-based incentive cash and equity grant determinations for our named executive officers.

Exhibit 1

2014 Performance Highlights

        The Company's performance highlights for 2014 include record financial results and growth across all areas of our business, as well as the successful execution of key strategic initiatives to position us for future growth:

  •
  Outstanding long-term stockholder value creation:  Stock performance continued to significantly outpace our peer group and indices on a long-term basis, with our market capitalization reaching record levels in 2014

  –
  Stock performance of +121% and +215% over the trailing 3- and 5-year periods, respectively, significantly outpacing the increase in the S&P 500® as well as 75% of our peer group

  –
  Stock performance of +1255% since our IPO, leading our peer group and major indices

  •
  Record results across all key financial metrics:  Strong financial results on both a relative and absolute basis, with increases across all key financial metrics, including Economic net income, Economic earnings per share, EBITDA and AUM, to the highest levels in Company history

  –
  Economic net income of $644.4 million for the year, an increase of 13% over the prior year, and compound annual growth rates of 22% and 28% over the 3-and 5-year periods

  –
  Economic earnings per share of $11.45 for the year, an increase of 11% over the prior year, and compound annual growth rates of 20% and 21% over the 3-and 5-year periods

  –
  EBITDA of $900.8 million for the year, an increase of 10% over the prior year, and compound annual growth rates of 24% and 30% over the 3- and 5-year periods

  –
  Pro forma AUM of $626 billion as of year-end, an increase of 17% over the prior year, and compound annual growth rates of 24% and 25% over the 3-and 5-year periods

  –
  Added to the S&P 500® Index in June 2014, reflecting the increased global scale of our business as well as significant growth in our market capitalization

  •
  Successful execution of our product strategy:  Our strategic focus on return-oriented products, especially in the areas of global and emerging markets equities and alternatives, bolstered by strong long-term investment performance and alpha generation by our Affiliates, continues to be a differentiating factor that positions us for future success

  –
  Outstanding long-term performance track records of our Affiliates, in addition to numerous awards for investment excellence, including 2014 Hedge Fund Manager of the Year, Best Global Equity Income Fund, Best International Equity Income Fund and Best Small-Cap Core Fund

  –
  Enhanced our return-oriented product set through the addition of more than 50 new products as a result of the product creation capabilities of existing Affiliates and our investments in new Affiliates

  •
  Industry-leading organic growth from net client cash flows:  Net inflows to return-oriented products led our peer group again in 2014, reflecting the outstanding quality of our Affiliates, their excellent long-term investment performance, our unique position in highly attractive product areas and the ongoing success of our global distribution strategy

  –
  Excellent 1-year organic growth with $21.4 billion in net client cash flows, leading our peer group in net inflows to active equity and alternative strategies

  –
  Exceptional long-term organic growth with over $125 billion in aggregate net client cash flows over the past 19 quarters

  •
  Continued successful execution of our global distribution strategy:  Capitalized on growth opportunities in return-oriented products by generating significant new business and, together with our Affiliates, continued to build relationships with the largest and most sophisticated clients around the world, as well as created incremental opportunities for our Affiliates to gain further market share across an increasingly broad range of regions and channels around the world

  –
  Funded a record number of new mandates as well as numerous expansions of mandates, through every coverage region of our centralized platform, including Continental Europe, the Middle East, Asia and Australia

  –
  Increased focus on and investment in our U.S. retail distribution platform, including a rebranding of our domestic retail distribution business as AMG Funds and key senior executive hires

  –
  Expanded our global distribution platform, which enhances the growth of existing Affiliates and increases our attractiveness as a potential partner to new Affiliates—which in turn generates increased scale, capacity and product diversification for our platform

  •
  Record level of capital deployed in new Affiliate investments:  New investment activity resulted in a record level of capital deployed over a twelve-month period and a significant volume of activity reviewing investment opportunities and building relationships with prospective Affiliates around the world

  –
  Completed six investments in 2014 and 2015 year-to-date, representing $1.3 billion in aggregate transaction value, a record for capital deployment over a twelve-month period

  –
  These new Affiliates further enhanced our strategic position in return-oriented strategies by providing exposures to innovative new product areas and diversifying exposures to existing product areas

  –
  Conducted over 200 meetings and calls in more than 15 countries to further cultivate strong relationships with prospective new Affiliates on a global basis, effectively positioning us for substantial forward new Affiliate investment opportunities

  •
  Strong execution of capital management strategy:  Strengthened our balance sheet, while simultaneously returning capital to stockholders and funding substantial new Affiliate investments

  –
  Lowered our cost of capital while adding significant capacity and flexibility to execute on our growth strategy through the issuance of $750 million in 10-year senior notes at highly attractive rates

  –
  Returned significant capital to stockholders through the repurchase of 1.2 million shares of common stock in 2014

  –
  Enhanced standing with credit rating agencies, including an upgrade by Standard & Poor's Ratings Services to "BBB+" and an initial credit rating of "A3" by Moody's Investors Service

Compensation Determination Approach

        The Compensation Committee designs the executive compensation program to align pay with performance. Exhibit 2 provides an overview of our compensation structure, which was used to determine 2014 compensation for our named executive officers. This structure reflects the Committee's executive compensation program philosophy, with the substantial majority of total annual compensation comprising variable performance-based incentive awards, with the significant majority in the form of deferred equity, closely aligning management incentives with long-term stockholder interests. Compensation mix percentages are based on the Compensation Committee's year-end compensation decisions for our Chairman and Chief Executive Officer.

Exhibit 2

        As part of the Compensation Committee's objective to continuously enhance our compensation program, the following developments were made to increase transparency and more clearly articulate the methodologies used by the Committee to assess performance, supporting our compensation program philosophy of aligning pay with performance.

  •
  Utilized a performance-based incentive pool to determine all variable performance-based incentive compensation:  The performance-based incentive pool (the "Incentive Pool") is used as a guide for determining variable performance-based incentive compensation for our named executive officers. The Incentive Pool was established as a percentage of Economic net income, a key operating metric (calculated on a pre-tax, pre-compensation basis, "Adjusted Economic net income"). Prior to 2014, the Compensation Committee utilized the Incentive Pool for determining cash bonuses. For 2014, however, the Committee expanded the use of the Incentive Pool to determine all variable performance-based incentive compensation ("Incentive Compensation"), including cash bonuses and all equity awards, to further align the total amount of Incentive Compensation with Company performance.

  •
  Implemented a cap on total CEO Incentive Compensation:  Prior to 2014, Mr. Healey's annual cash bonus was subject to a $5 million cap. For 2014, the Compensation Committee introduced an annual limit on Mr. Healey's Incentive Compensation ("CEO Incentive Compensation") equal to the lesser of $25 million or 40% of the Incentive Pool, which represented a maximum payout of $20.8 million to Mr. Healey.

  •
  Determined Incentive Compensation using a weighted assessment of Company performance:  The Compensation Committee determined the final amount of CEO Incentive Compensation as a percentage of the maximum payout, based on a weighted assessment of our stock performance, financial results and strategic accomplishments for the year and over the long term, on both a relative and absolute basis. The process and results of this assessment are highlighted in this discussion and analysis, to more clearly articulate the metrics and methodologies used by the Committee to assess performance.

  •
  Established a targeted allocation of CEO Incentive Compensation:  The Compensation Committee established a targeted allocation for determining the mix of CEO Incentive Compensation, with the significant majority in the form of deferred equity. The targeted allocation was 25% cash bonus and 75% long-term deferred equity awards vesting over multiple years. One-third of the long-term deferred equity awards were targeted to be performance awards with vesting subject to rigorous pre-established, measurable performance targets.

CEO Incentive Compensation Determination Process

        Following year-end, the Compensation Committee applied its compensation approach and conducted a performance assessment, based on the weighted categories discussed below, to establish the final amount of CEO Incentive Compensation for 2014. In conducting this assessment, the Committee reviewed the Company's stock performance, financial results and strategic accomplishments for the year and over the long term, on both a relative and absolute basis.

Exhibit 3

Performance Assessment Results

        The following Exhibit summarizes the key results that the Compensation Committee considered in its assessment of 2014 performance. This is followed by a more detailed description of each performance factor and the results of the Committee's overall assessment.

Exhibit 4

Summary of Performance Assessment Results

Stockholder Value Creation

Weighting: 25%

Relative Stock Performance

- Long-term stock performance significantly outpaced the S&P 500® and 75% of our peer group over the 3- and 5-year periods
- Stock performance since IPO led the peer group and major indices
- Stock underperformed peer average in 2014

Absolute Stock Performance

- Stockholder return of +121% and +215% over the 3- and 5-year periods; +1255% since IPO
- Stock declined 2% in 2014

Key Financial Metrics

Weighting: 25%

Relative Results

- Compound annual growth rates outpaced peers across all key financial metrics for the 3- and 5-year periods; significant majority ahead of peers for the 1-year period

Financial Results

Key Growth Rates

- 3- and 5-year compound annual growth rates remained above 20% across all key financial metrics
- Double-digit 1-year growth rates across all key financial metrics

Strategic Performance Criteria

Weighting: 50%

Excellent Investment Performance and Successful Execution of our Product Strategy

- AMG Affiliates continue to generate outstanding long-term investment track records, in addition to numerous awards for investment excellence
- Enhanced our return-oriented product set through the addition of more than 50 new products across existing and new Affiliates

Industry-Leading Organic Growth

Expansion of Global Distribution Platform

- Generated significant new business, winning new mandates in every coverage region around the world
- Enhanced institutional coverage in Asia, Australia, Europe, and the Middle East
- Rebranded domestic retail distribution business as AMG Funds; continued build-out of executive team

Record Level of New Affiliate Investments

- Completed six new investments in 2014 and 2015 YTD, a record $1.3 billion in aggregate transaction value over a twelve-month period
- Continued success in cultivating strong relationships with prospective Affiliates, with over 200 meetings and calls conducted in 2014

Strong Execution of Capital Management Strategy

- Lowered cost of capital while adding capacity by issuing $750 million in 10-year senior notes
- Repurchased 1.2 million shares of common stock in 2014
- Credit rating upgraded to "BBB+" by Standard & Poor's; received "A3" rating from Moody's

Performance Category: Stockholder Value Creation

        The Compensation Committee's performance assessment included a review of our annual and long-term stock performance, on both a relative and absolute basis. The Committee noted our strong record of long-term stockholder value creation, with stock performance of +121% and +215% over the trailing 3- and 5-year periods, respectively, significantly outpacing the increase in the S&P 500® as well as 75% of our peer group. Notwithstanding this exceptional long-term performance, the Committee also recognized the 2% stock price decline in 2014, 8% below our peer group average.

Exhibit 5

Performance Category: Key Financial Metrics

        The Compensation Committee's performance assessment included a review of our key financial metrics, on both a relative and absolute basis. The Committee noted our record results across all key financial metrics to the highest levels in Company history. This exceptional performance was further evidenced by the addition of the Company to the S&P 500® Index in June 2014, reflecting the increased global scale of our business, as well as significant growth in our market capitalization.

• 17% increase in pro forma AUM	• 10% increase in EBITDA
• 13% increase in Economic net income	• 11% increase in Economic EPS
• 25% increase in GAAP net income	• 22% increase in GAAP EPS

        The Committee also reviewed the compound annual growth rates of these financial metrics over the 1-, 3- and 5- year periods (Exhibit 6), which all remained strong. Together, these factors contributed to the Committee's recognition of exceptional performance in this category.

Exhibit 6

AMG: Record Results Across All Key Financial Metrics

AUM ($ billions)
Annual Growth Rates:
1 Year: 17%
3 Year: 24%
5 Year: 25%
$208
$320
$328
$432
$537
$626
2009
2010
2011
2012
2013
2014
EBITDA ($ millions)
Annual Growth Rates:
1 Year: 10%
3 Year: 24%
5 Year: 30%
$243
$404
$471
$543
$820
$901
2009
2010
2011
2012
2013
2014
Economic Net Income ($ millions)
Annual Growth Rates:
1 Year: 13%
3 Year: 22%
5 Year: 28%
$186
$299
$351
$409
$570
$644
2009
2010
2011
2012
2013
2014
Economic Earnings Per Share
Annual Growth Rates:
1 Year: 11%
3 Year: 20%
5 Year: 21%
$4.37
$6.09
$6.62
$7.71
$10.31
$11.45
2009
2010
2011
2012
2013
2014
GAAP Net Income ($ millions)
Annual Growth Rates:
1 Year: 25%
3 Year: 40%
5 Year: 50%
$60
$139
$165
$174
$361
$452
2009
2010
2011
2012
2013
2014
GAAP Earnings Per Share
Annual Growth Rates:
1 Year: 22%
3 Year: 37%
5 Year: 42%
$1.38
$2.81
$3.11
$3.28
$6.55
$8.01
2009
2010
2011
2012
2013
2014

Note: The above chart includes both GAAP financial measures as well as publicly reported adjusted financial measures of AMG and its peers. Peer EBITDA metrics are calculated using available company data and industry standard calculation methodologies.

Performance Category: Strategic Performance Criteria

        The Compensation Committee's performance assessment included a review of the Company's execution of certain strategic performance criteria, including product strategy, organic growth, global distribution, new Affiliate investments and capital management. The Committee noted the Company's significant achievements in 2014, including peer-leading organic growth from net client cash flows in active equities and alternatives, significantly expanded capabilities in our global distribution strategy, a record amount of capital deployed in new Affiliate investment activities and strong execution of our capital management strategy. The Committee's assessment recognized exceptional performance across all areas in this category, as described further below.

        Product Strategy:    The Committee reviewed our execution and ongoing development of our return-oriented product strategy, especially in the areas of global and emerging markets equities and alternatives, and recognized exceptional achievements in this performance category, including the following:

  •
  Successful implementation of a differentiated product strategy relative to our peers, evidenced by the exceptional organic growth we have experienced over the trailing 1-, 3- and 5-year periods

  •
  Continued excellent investment performance of our underlying Affiliates, and their related product development capabilities, bolstered by our strategy to make investments in new Affiliates bringing additional investment strategies that broaden and enhance our existing product lineup

  •
  Exceptional execution of our return-oriented products strategy, while taking into account the disparity in equity market beta between U.S. and non-U.S. markets (S&P 500® +11% in 2014 compared to EAFE –7% and EM –5%)

        Organic Growth:    The Committee reviewed our annual and long-term net client cash flows, on both an absolute basis and relative to our peer group, and recognized exceptional achievements in this performance category, including the following:

  •
  Excellent 1-year organic growth with $21.4 billion in net client cash flows, leading our peer group in net inflows to active equity and alternative strategies

  •
  Exceptional long-term organic growth with over $125 billion in aggregate net client cash flows over the past 19 quarters (Exhibit 7)

Exhibit 7

Note: U.S. publicly traded asset managers in chart include AB, AMP, BEN, BLK, CLMS, CNS, EV, FII, IVZ, JNS, LM, TROW and WDR.

Quarterly Organic Growth from Net Flows: AMG vs. U.S. Publicly Traded Asset Managers

	Jun-10	Sep-10	Dec-10	Mar-11	Jun-11	Sep-11	Dec-11	Mar-12	Jun-12	Sep-12	Dec-12	Mar-13	Jun-13	Sep-13	Dec-13	Mar-14	Jun-14	Sep-14	Dec-14	1 Year	Annualized 3 Years	Annualized 5 Years
AMG	0.1%	2.2%	1.7%	2.0%	2.2%	1.4%	1.3%	2.2%	2.0%	2.8%	1.2%	2.8%	2.8%	2.1%	1.1%	1.3%	1.2%	0.8%	0.4%	4.0%	8.6%	9.8%
Company 1	2.5%	1.8%	0.8%	1.7%	0.8%	(1.4%)	(0.7%)	0.2%	(0.8%)	1.1%	2.7%	2.7%	3.4%	1.4%	(0.4%)	(0.3%)	(0.7%)	2.3%	0.5%	1.9%	4.9%	5.0%
Company 2	1.0%	1.0%	1.6%	2.3%	1.9%	1.4%	0.1%	1.6%	0.4%	0.9%	(0.2%)	2.2%	0.9%	1.4%	3.5%	3.7%	0.9%	(2.2%)	(5.0%)	(2.8%)	2.8%	4.6%
Company 3	4.5%	4.2%	4.5%	5.4%	13.5%	3.4%	(2.8%)	(1.0%)	(2.7%)	(1.4%)	(0.8%)	1.7%	(0.9%)	(2.8%)	(2.0%)	(0.3%)	(0.0%)	(1.8%)	(1.6%)	(4.1%)	(5.5%)	4.3%
Company 4	3.2%	3.4%	0.5%	1.3%	3.1%	0.4%	(2.4%)	0.8%	0.7%	0.4%	0.0%	2.3%	1.0%	(0.3%)	0.0%	(0.8%)	0.3%	(0.0%)	(0.4%)	(0.9%)	1.4%	3.6%
Company 5	1.2%	2.0%	1.6%	1.2%	1.9%	(0.5%)	0.2%	2.5%	0.8%	0.8%	(0.7%)	0.6%	(1.3%)	(1.2%)	0.0%	1.3%	(0.0%)	0.0%	(0.7%)	0.5%	0.6%	2.6%
Company 6	2.8%	0.4%	(3.1%)	1.5%	1.1%	0.3%	1.0%	1.3%	(1.3%)	1.8%	0.0%	2.8%	0.2%	1.3%	0.7%	(0.1%)	(1.1%)	0.2%	(0.1%)	(1.1%)	2.0%	2.2%
Company 7	(1.0%)	0.7%	(0.3%)	(0.2%)	(0.0%)	(0.3%)	1.1%	(0.7%)	0.1%	(1.0%)	1.7%	1.1%	0.1%	0.8%	1.3%	0.3%	1.0%	1.0%	2.3%	4.8%	3.2%	1.8%
Company 8	(3.1%)	0.3%	0.5%	(1.3%)	(1.7%)	2.0%	4.6%	(2.5%)	(2.0%)	1.7%	4.4%	(1.4%)	(3.4%)	0.3%	1.8%	(3.1%)	(4.9%)	0.6%	4.4%	(3.2%)	(1.6%)	(2.9%)
Company 9	(3.4%)	(2.0%)	(2.5%)	(1.3%)	(0.5%)	(2.7%)	(0.2%)	(0.8%)	(0.4%)	0.0%	(1.2%)	(0.3%)	(1.3%)	(0.2%)	1.5%	1.2%	(1.2%)	1.9%	(0.3%)	1.7%	(0.3%)	(3.1%)
Company 10	(2.0%)	(0.4%)	(1.3%)	(1.1%)	(0.1%)	(1.1%)	0.9%	(1.1%)	(1.4%)	(0.8%)	(0.9%)	(1.3%)	(0.5%)	(0.9%)	1.2%	(0.8%)	0.9%	(0.8%)	1.1%	0.4%	(1.8%)	(3.8%)
Company 11	(0.9%)	(4.1%)	(6.0%)	(3.0%)	(4.1%)	(3.3%)	(3.3%)	(3.0%)	(0.7%)	(1.1%)	1.2%	0.6%	0.0%	(1.1%)	(2.3%)	(1.0%)	1.8%	0.6%	(0.3%)	1.1%	(1.8%)	(6.6%)
Company 12	(0.8%)	(2.0%)	(3.0%)	(1.6%)	(1.8%)	(1.4%)	(2.8%)	(1.7%)	(2.4%)	(1.3%)	(2.2%)	(2.6%)	(3.3%)	(2.6%)	(3.7%)	(0.9%)	(1.9%)	(1.2%)	1.1%	(2.9%)	(9.1%)	(9.0%)
Company 13	(2.2%)	(1.3%)	0.8%	1.7%	(0.2%)	(2.5%)	(1.6%)	0.5%	(2.3%)	(2.2%)	(8.7%)	(8.3%)	(7.8%)	(3.5%)	(5.3%)	(2.2%)	(4.1%)	(3.1%)	(4.3%)	(13.2%)	(18.3%)	(13.9%)
Co. Median	(0.8%)	0.4%	0.5%	1.2%	(0.0%)	(0.5%)	(0.2%)	(0.7%)	(0.8%)	0.0%	(0.2%)	0.6%	(0.5%)	(0.3%)	0.0%	(0.3%)	(0.0%)	0.0%	(0.3%)	(0.9%)	(0.3%)	1.8%
Co. 75th %	2.5%	1.8%	0.8%	1.7%	1.9%	0.4%	0.9%	0.8%	0.1%	0.9%	1.2%	2.2%	0.2%	0.8%	1.3%	0.3%	0.9%	0.6%	1.1%	1.1%	2.0%	3.6%

Greater than 0%   Less than 0%

        Global Distribution:    The Committee reviewed our progress in expanding our global institutional and U.S. retail distribution platforms, and recognized exceptional achievements in this performance category, including the following:

  •
  Built on the momentum of our global distribution strategy, with investments in expanded capabilities leading to the generation of significant new business as, together with our Affiliates, we continue to build relationships with the largest and most important clients around the world

  •
  Enhanced the breadth of our global coverage in our institutional platform, across Asia, Australia, Europe and the Middle East, and won mandates through every coverage region of our platform during 2014

  •
  Increased focus on and investments in our U.S. retail distribution platform, including the rebranding of our domestic retail distribution business as AMG Funds and key senior hires to enhance the executive leadership team including a new CEO at AMG Funds and new leadership in sales and marketing

  •
  Expanded our global distribution platform, which enhances the growth of our existing Affiliates and increases our attractiveness as a potential partner to new Affiliates—which in turn generates increased scale, capacity and product diversification for our platform

        New Affiliate Investments:    The Committee reviewed our new Affiliate investment activity, including the value and number of transactions completed, the overall volume of opportunities reviewed and the continued progress in relationship development with our core prospect universe, and recognized exceptional achievements in this performance category, including the following:

  •
  Completion of six investments in 2014 and 2015 year-to-date, with $1.3 billion in aggregate transaction value, representing a record for capital deployment over a twelve-month period

  •
  These new Affiliates provide significant strategic benefits and additional diversity to our business, including exposures to new innovative product areas and enhancements in existing product areas that further solidify our strategic position in return-oriented asset classes

  •
  Continued success in cultivating strong relationships with prospective new Affiliates, with over 200 meetings and calls in more than 15 countries conducted in 2014, effectively positioning us for substantial forward new Affiliate investment opportunities

•

AQR Capital Management,  LLC
Additional investment in one of the world's most dynamic and innovative investment managers globally, across a diverse set of alternative and traditional investment strategies; AMG Affiliate since 2004

•

Veritas Asset Management LLP
A leading independent global and Asian equity manager with award-winning investment strategies that seek to deliver long-term real returns for clients through both long-only and long-short mandates

• EIG Global Energy Partners, LLC A leading global alternative investment firm specializing in structured private investments in energy, resources, and related infrastructure	• SouthernSun Asset Management, LLC An exceptional small- and mid-cap equity manager with an outstanding long-term record of investment performance
• River Road Asset Management, LLC Offering industry-leading value-oriented U.S. equity strategies, with a history of product innovation, especially in low-volatility, income-oriented products

•

Baker Street Advisors,  LLC
An addition to our AMG Wealth Partners platform, providing customized wealth management and comprehensive investment advisory solutions to high net worth individuals, families, and foundations

        Capital Management:    The Committee reviewed our capital management activity and recognized exceptional achievements in this performance category, including the following:

  •
  Lowered our cost of capital including the retirement of $300 million of our convertible securities, which is accretive to stockholders over the long term

  •
  Funded Affiliate investments in 2014 with a $400 million issue of 4.25% senior notes due 2024 followed by a second $350 million issue of 3.50% senior notes due 2025, both at highly attractive rates

  •
  Repurchased 1.2 million shares of common stock during 2014, which reduced our share count and provided a meaningful return of capital to our stockholders during a period when we executed on record new Affiliate investment transaction volume

  •
  Upgraded by Standard & Poor's Ratings Services to "BBB+" and received a rating of "A3" by Moody's Investors Service, reflecting our balance sheet strength and the increasing global scale of our business

2014 Compensation Results

        The Compensation Committee set the size of the Incentive Pool at 6% of Adjusted Economic net income, resulting in an Incentive Pool of approximately $52.1 million. CEO Incentive Compensation was subject to a maximum payout equal to the lesser of $25 million or 40% of the Incentive Pool, which represented a maximum payout of $20.8 million to Mr. Healey. Following the Compensation Committee's assessment of our stock appreciation, financial performance and strategic accomplishments for the year and over the long term, on both a relative and absolute basis, the Committee determined the final amount of CEO Incentive Compensation as a percentage of this maximum payout. The Committee's performance assessment recognized our exceptional financial performance, with record results in 2014 across all key financial metrics, and the achievement of key strategic goals including successful product strategy execution, strong organic growth and record new Affiliate investment activity. However, while our long-term stock performance was exceptional relative to both the S&P 500® and our peer group, the Committee's assessment also noted our modest stock price decline in 2014 on both an absolute basis and relative to our peer group. The weighted performance assessment across the three performance categories resulted in an Incentive Compensation payout to Mr. Healey of $17.2 million, 82% of the maximum amount.

        Mr. Healey's total compensation decreased by 9% from the prior year, consistent with our compensation program philosophy of aligning pay with performance. Of Mr. Healey's total 2014 compensation, 95% was Incentive Compensation, of which a cash bonus comprised 26%, with the remainder awarded in the form of long-term equity grants, thereby closely aligning executive compensation with long-term stockholder interests. Mr. Healey's base salary has remained unchanged at $750,000 for the past decade.

        Of the $17.2 million of Incentive Compensation awarded to Mr. Healey, the Committee allocated 26% as a cash bonus and 74% in the form of long-term deferred equity awards vesting over multiple years. Of the long-term deferred equity awards, one-third was in the form of Long-Term Growth Achievement Awards and the remainder was in the form of Long-Term Deferred Equity Awards, consistent with the Committee's targeted allocation.

        The 2014 total compensation for all of our named executive officers is summarized and compared to the prior year in the following table:

Name	Salary	Cash Bonus	Long-Term Deferred Equity Award	Long-Term Growth Achievement Award	All Other Compensation	Total 2014 Compensation	Total 2013 Compensation
Sean M. Healey	$750,000	$4,450,000	$8,500,000	$4,250,000	$169,597	$18,119,597	$20,007,855
Nathaniel Dalton	$500,000	$2,650,000	$5,100,000	$2,500,000	$60,170	$10,810,170	$12,009,287
Jay C. Horgen	$500,000	$2,250,000	$4,350,000	$1,400,000	$74,604	$8,574,604	$9,901,704
Andrew Dyson	$406,957	$1,793,413	$2,100,000	$650,000	$39,767	$4,990,137	$5,009,844
David M. Billings	$201,538	$1,271,000	$1,000,000	$—	$22,551	$2,495,089	NA

        The total annual compensation provided to the named executive officers for the 2014 fiscal year set forth in the above table differs from the amounts disclosed in the Summary Compensation Table. Equity awards granted in recognition of performance in 2014 were made in January 2015, and do not appear in the Summary Compensation Table as regulations governing the reporting of equity compensation in the Summary Compensation Table require equity awards to be reported in the year of grant, even where the awards are intended to compensate executives for performance in a prior year (see note (3) to the Summary Compensation Table). The January 2015 equity awards are included as part of total 2014 compensation in the above table to demonstrate how we evaluate total compensation for our named executive officers. Mr. Billings joined the Company on June 30, 2014 and, therefore, no compensation is included in the table for years prior to 2014.

        The decrease in Mr. Healey's total 2014 compensation relative to the prior year was consistent with our compensation program philosophy of aligning pay with performance. The following tables reflect compensation alignment with our stock price decline for the year, despite exceptional long-term stock performance and record financial results including an increase in Economic earnings per share over the prior year to the highest level in Company history.

Exhibit 8

Note: TSR is calculated assuming $100 was invested on 12/31/2009; AMG 2014 CEO Compensation consists of salary, annual cash bonus, and long-term equity earned for performance during 2014. See note (3) on page 39 regarding differences from the Summary Compensation Table.

        Each of the key elements of named executive officer compensation for 2014 is summarized in Exhibit 9:

Exhibit 9

        The relative mix of the compensation elements comprising Mr. Healey's 2014 total compensation is summarized in the following charts, along with a comparison of the proportion of Incentive Compensation awarded as long-term deferred equity relative to our peer group (Exhibit 10):

Exhibit 10

Note: Peer company data based on compensation as reported in Summary Compensation Table in most recently filed proxy statement/10-K for each of the companies in our peer group, excluding one peer company that did not grant incentive compensation for 2014. AMG calculation includes long-term equity earned for performance during 2014 that was awarded in January 2015.

        The Compensation Committee believes that 2014 compensation appropriately rewarded our executives for exceptional financial performance and strategic accomplishments, while recognizing our modestly negative stock performance for the year. The awards closely aligned management incentives with long-term stockholder interests, provided a basis to retain and motivate our senior executives and reflected market compensation levels for executives at companies within our peer group. 2014 compensation reflects our commitment to align pay with performance, with the significant majority of compensation in the form of deferred equity-based awards and cash comprising only a small portion of total compensation.

Our Executive Compensation Program Philosophy

        Our executive compensation program has been structured by our Compensation Committee over the long term to further several core objectives:

  •
  Closely align executive compensation with stockholder value creation, key financial metrics and strategic performance criteria

  •
  Attract, retain and motivate the services of key members of senior management—especially Mr. Healey, a widely recognized leader in the asset management industry whose vision and leadership have shaped the Company and driven its long-term success

  •
  Compensate executives based on a combination of Company performance—on both a relative and absolute basis—and individual performance

  •
  Focus executives on long-term performance with deferred equity awards

  •
  Avoid incentives that might encourage excessive risk-taking

        These objectives inform the design of our compensation program:

  •
  Award fixed and variable performance-based incentive compensation in an appropriate mix to align management incentives with stockholder value creation

  •
  Perform market comparisons to ensure that our compensation is in line with that of our peer companies

  •
  Implement strong compensation governance practices

Elements of Executive Compensation

        The following are the elements comprising total compensation for our executive officers. The Compensation Committee designed the elements of the executive compensation program to further the Committee's core objectives.

        Base Salary:    In determining base salary levels for our named executive officers, the Compensation Committee takes into account the executive's scope of responsibility, performance and salary history, as well as consistency within our salary structure. In addition, the Committee annually reviews the base salary being paid to executive officers of other public companies in our peer universe. Because the Committee believes that performance-based incentive compensation—including both cash compensation as well as equity-based compensation—should constitute the substantial majority of compensation paid to our named executive officers, we target the level of base salary at the median for comparable positions in our peer universe. In total, base salaries and other fixed compensation for the named executive officers typically represent less than 10% of their total compensation and less than 5% for our Chairman and Chief Executive Officer.

        Variable Performance-Based Incentive Compensation:    The Compensation Committee typically grants both equity and cash awards as part of the overall performance-based award package for each executive officer. The Committee believes that deferred compensation in the form of equity-based awards provides long-term incentives that further the objectives of increasing stockholder value and retaining our senior management team. Given the Committee's objective of aligning compensation with increases in stockholder value, the Committee generally intends that the substantial majority of total compensation be equity-based, and grants of equity-based interests are therefore generally a larger portion of the variable performance-based incentive compensation, which we refer to as "Incentive Compensation," than cash bonuses. Furthermore, since the Committee believes the longevity and continuity of management is a strategic imperative to creating stockholder value over the long term, in granting equity awards the

Committee ensures that awards have a long-term focus, vest over multiple years, and, in certain cases, are also subject to additional pre-established, measurable performance targets.

        The Compensation Committee determines Incentive Compensation on the basis of our historical performance and the individual executive officer's contributions to that performance, as well as the expected contribution of the executive officer to our future performance. The Committee considers the relative mix of equity-based compensation awards to the performance-based cash compensation to be paid to each executive officer in any particular year. The Committee further considers each executive's existing equity ownership, including the relative size and structure of historical grants and the portions of awards that are not yet vested. In addition, the Committee considers the performance and equity-based compensation levels of the Company and our individual executive officers relative to our peer universe, as well as the comparative levels of equity ownership of individual officers at such companies.

        The Compensation Committee uses the Incentive Pool as a guide for determining all Incentive Compensation, which includes all compensation other than base salaries (and any perquisites), which is established as a percentage of Adjusted Economic net income (calculated on a pre-tax, pre-compensation basis). Economic net income and Economic earnings per share are used by our management and Board of Directors as our principal financial performance benchmarks, including as measures for aligning executive compensation with stockholder value. As compared to GAAP net income and earnings per share, Economic net income and Economic earnings per share primarily adjust for non-cash items resulting from our acquisition of interests in new or existing Affiliates. Economic net income and Economic earnings per share also allow for greater comparability to our peer group because the majority of our peers do not acquire interests in new or existing Affiliates as frequently as we do. See pages 17 through 19 of our 2014 Annual Report on Form 10-K, under "Supplemental Performance Measures," for further detail on the usage and calculation of Economic net income and Economic earnings per share, including a reconciliation to the most directly comparable GAAP measure.

        Other Incentive and Retention Programs:    In 2006, the Compensation Committee established the Deferred Compensation Plan to provide additional retirement plan flexibility for our officers. The plan provides officers and directors the opportunity to voluntarily defer compensation on a pre-tax basis, and to notionally invest such deferred amounts in one or more specified measurement funds. In 2014, no executive officer or director elected to defer compensation under the Deferred Compensation Plan.

        Other Elements of Compensation:    We provide a 401(k) Profit Sharing Plan for all employees and generally contribute a percentage of compensation to such plans. We also provide other benefits such as medical, dental and life insurance and disability coverage to all eligible employees.

        Perquisites:    Our perquisite compensation is in the lowest quartile of our peer group, as we use only certain perquisite tools deemed appropriate by the Committee to meet the objectives of retaining key members of senior management and optimizing the use of their time and services to the Company. We do not provide tax reimbursements for any perquisite.

Market and Industry Comparison

        Our Compensation Committee believes that in order to retain key management team members that have proven a long-term track record of success, total compensation must be competitive relative to the market for the services of our executive officers. The Compensation Committee used data derived from our peer companies as one of a number of analytical tools and reference points to inform the Committee in its decisions about overall compensation, compensation elements, optimum pay mix and the relative competitive landscape of our executive compensation program. The Committee places great value on the exceptional caliber of our named executive officers, as well as the strategic benefits accrued from a stable long-tenured senior management team that has led the Company since its IPO—which is reflected in the Company's outstanding long-term performance, on both an absolute basis as well as relative to our peers, and market indices. Mr. Healey is a widely recognized leader in the asset management industry whose vision and leadership have built AMG, over a 20-year period, from an early-stage company into one of the largest asset management businesses in the industry, and attracted a world-class group of senior executives in the process. Retention of Mr. Healey and the other senior officers in a highly competitive market for executive talent is therefore a key priority.

        The Compensation Committee continuously reviews the group of peer companies used for comparing the Company's compensation practices in order to ensure its ongoing relevance. In determining the Company's peer group on an annual basis, the Compensation Committee considers both industry and specific company dynamics to identify the peers with which we compete for client assets, stockholders and talent. The Committee also evaluates the peer group to ensure that it reflects our growth, overall changes in the asset management industry, and the business models, size, and scope of our competitors. The Company has grown significantly in recent years and is now one of the largest publicly-traded global asset management companies in the world, as measured by market capitalization. From 2009 to 2014, our market capitalization increased more than 300%, and our assets under management increased over 200%. Given our strategic focus on active equity and alternative products, along with the strong execution of our growth strategy, the Company is now a top-10 global manager of active, return-oriented strategies, measured by assets under management. The addition of the Company to the S&P 500® Index in June 2014 was a direct result of our excellent execution and resulting growth.

        Similar to prior years, the Compensation Committee updated its peer group for 2014 compensation comparisons, applying the following principles as a guide.

Exhibit 11

        These guiding principles reflect the Compensation Committee's focus on maintaining a peer group that remains relevant throughout the various stages of our growth and expansion, and which reflects current developments in the businesses of our peers. The Committee believes that success in the asset management industry, in particular, relies heavily on human talent, as a result of the service-oriented and fee-based business model and modest capital requirements of asset management companies. This is in contrast to other financial services companies, such as banks, insurance, specialty finance and financial information technology companies, which also rely on balance sheet capital, scale of operations and physical infrastructure to drive revenue and profitability. Thus, the size of the businesses competing with us for human talent, as measured by assets or revenues, does not always correspond to their profitability. As a result, in reviewing the peer universe, the Compensation Committee does not specifically exclude direct competitors based on size alone.

        Further, the Compensation Committee recognizes that when assessing peer companies, reported total assets and revenue are not comparable metrics across the asset management industry, due to accounting considerations for various peer business models as well as our own. In particular, in certain circumstances accounting rules can result in the consolidation of all of the assets of an entity in which the parent company has a control function, even though the parent only holds a small or even nominal economic interest, which can significantly inflate peer company balance sheet assets. Further, our equity method accounting of our minority investments reports our share of the Affiliate's earnings, and means we do not consolidate their results (including their revenue), which may de-emphasize the real economic contributions of these Affiliates. We believe that because of these types of accounting considerations, comparing peer companies in the asset management business on the basis of total assets and revenue is not always meaningful and the results can be difficult to interpret.

        In addition, the Compensation Committee recognizes that the companies within our peer group vary by business strategy (including passive versus active), product concentration (fixed income versus equity and/or alternatives), overall profitability, and stockholder returns. The nature of the roles of executives also varies by firm. For example, our senior management team has developed a differentiated skill set and reputation to match our unique business model of pursuing long-term partnerships with outstanding boutique asset management firms. Therefore, while the Committee takes peer comparisons into account, it also forms its own perspectives on appropriate compensation levels, considering additional subjective factors.

        The following Exhibit lists the companies comprising our peer group, which the Compensation Committee reviewed in determining 2014 compensation for our named executive officers. This list indicates the other companies in our peer group that are also S&P 500® companies, which was one of the factor considered by the Compensation Committee in determining our peer group. We were added to the S&P 500® in June 2014 as a result of the increased global scale of our business as well as significant growth in our market capitalization, which from 2009 to 2014 increased more than 300%, exceeding all of the companies in our peer group. Another factor considered by the Committee, which is commonly referenced in peer group analyses, is Global Industry Classification Standard, or GICS, codes. Within the GICS code applicable to asset management firms (which also includes other businesses in the financial industry), there are approximately 30 U.S.-based asset management companies, out of which our Compensation Committee has selected the nine companies that it believes are the most comparable based on the principles previously described.

Exhibit 12

Note: Market value represents diluted market capitalization per Bloomberg as of December 31, 2014; AB market value is derived by using market value per Bloomberg and adjusting for ownership structure. AUM as of December 31, 2014; AMG AUM is pro forma for an investment which has since closed.

        We believe this peer group is consistent with our guiding principles, and includes companies that we compete with for client assets, stockholders and talent. As part of the continuous evaluation of our peer group, three firms included in 2013—The Bank of New York Mellon Corporation, Northern Trust Corporation and State Street Corporation—were excluded in 2014, largely as a result of the differences in their business models and our assessment of the ongoing evolution of the asset management industry.

Compensation Governance Practices

        Our Board of Directors is committed to maintaining responsible compensation practices, and believes that rewards for our senior leaders should be commensurate with the results they achieve for our stockholders. Our strong governance procedures and practices with respect to employment and compensation include the following:

  •
  No employment agreements with the Chairman and Chief Executive Officer, President and Chief Operating Officer, or Chief Financial Officer and Treasurer

  •
  No change in control agreements with our executives

  •
  The substantial majority of overall compensation is in the form of variable performance-based incentive awards, with base salary and other fixed compensation generally expected to be a small portion

  •
  Total incentive compensation of our Chairman and Chief Executive Officer is subject to an annual maximum payout, equal to the lesser of a fixed dollar amount or a percentage of the incentive pool for named executive officers

  •
  The significant majority of total annual compensation is variable performance-based incentive awards, determined based on an assessment of Company performance on both a relative and absolute basis

  •
  No tax reimbursements or "gross-ups" for any perquisites

  •
  An insider trading policy that prohibits hedging of Company securities

  •
  No pledging of Company securities

  •
  No option re-pricing or buy-outs of underwater stock options

  •
  Equity ownership guidelines for our executive officers and directors requiring long-term ownership of equity totaling a multiple of base salary or directors' fees

  •
  Thorough risk assessment process, as described under "Risk Considerations in our Compensation Program" below

  •
  A "double-trigger" vesting upon change in control for all grants awarded after January 1, 2013

  •
  A clawback policy that allows, under certain circumstances, for the recoupment of performance-based compensation from executive officers

Our Compensation Committee

        The Compensation Committee oversees our general compensation policies, establishes and reviews the compensation plans and benefit programs applicable to our executive officers, and administers our stock option and equity incentive plans.

        The Compensation Committee currently consists of Messrs. Byrne, Ryan and Zeitlin, with Mr. Zeitlin serving as the Chair. During the fiscal year ended December 31, 2014, Harold J. Meyerman served on the Compensation Committee and Mr. Ryan served as Chair. The members of the Committee have significant experience in compensation matters as a result of their service as executive officers or advisors to various public and private companies, and the Committee members collectively have extensive experience with the Company and its compensation matters. The Committee's agenda and meeting calendar are determined by the Committee, with input as appropriate from Mr. Healey, who attends meetings at the request of the Committee. In his capacity as Chairman and Chief Executive Officer, Mr. Healey participates in discussions with the Committee concerning the compensation of other members of executive management and the design of long-term and equity incentive plans, but does not participate in discussions regarding his own performance goals, contributions or compensation, which occur in executive sessions of the Committee and in meetings of the Committee with our independent compensation consultant. The Committee also invites Mr. Billings, Executive Vice President, General Counsel and Secretary, to attend certain meetings to discuss the design, implementation and administration of long-term incentive, equity incentive and compensation plans. The Committee has the sole authority to approve the compensation of our executive officers and the performance goals related to such plans and programs.

        The Compensation Committee regularly meets without management team members present. The Chair from time to time requests that all other independent directors meet with the Committee in executive session and otherwise regularly provides reports to the Board of Directors on compensation considerations. The Committee's independent compensation consultant participates in conference calls and meetings without management present at key points throughout the year, including conference calls and meetings with the Chair of the Committee.

Compensation Consultant

        In 2014, the Compensation Committee again engaged an independent outside executive compensation consulting firm, Shea & Associates, to assist the Committee with compensation matters,

including providing peer universe benchmarking information and an independent analysis of how our executive and board compensation policies and practices compared to those of the peer universe. In addition to a review of cash and equity compensation and perquisite arrangements across the industry, the analysis provided by Shea & Associates also considered financial metrics for our peer group, including market capitalization, assets under management, various measures of profitability, and stock price performance. In order to prepare its analysis for the Committee, Shea & Associates met from time to time with our management team.

        Shea & Associates, which provides no other services to us, reported its findings directly to the Compensation Committee. A representative of Shea & Associates met with the Committee in formal Committee meetings, as well as outside Committee meetings in sessions with Committee members, particularly with the Committee Chair, at key points throughout the year to update the Committee on the status of compensation surveys and make recommendations regarding executive officer and director compensation program and levels.

        The independence of Shea & Associates has been evaluated in accordance with SEC rules, and it has been determined that its work does not raise any conflict of interest.

Severance and Potential Change in Control Compensation and Benefits

        We generally do not have employment or individual change in control agreements with our executive officers or directors, and possible changes in control are addressed through the acceleration of vesting of equity in specific circumstances.

        Upon a change in control, awards vesting pursuant to our incentive plans would be accelerated for our executive officers, as well as for our employees. In order for awards issued after January 1, 2013 to accelerate upon a change in control, there must also be a termination of employment without cause or for good reason (i.e., a "double-trigger").

        In the event of a change in control (assuming that, where applicable, the double-trigger has been met), as of December 31, 2014, awards held by named executive officers would have accelerated as set forth below. The market value amounts in the table have been calculated using a share price of $212.24, which was the closing price of our common stock on December 31, 2014. The market value associated with the acceleration of options has been calculated by using the "spread" value of the options ($212.24 minus the applicable option exercise price) and multiplying it by the number of shares underlying the option that would accelerate. The value associated with the acceleration of units of profits interests awarded under our Long-Term Equity Interests Plans represents the value of the unvested portion of the award as of December 31, 2014. No amount would have been payable as of December 31, 2014 with respect to the 2013 Long-Term Growth Achievement Awards because such awards would continue to be subject to multiple performance-based vesting conditions.

Named Executive Officer	Accelerated Options (# Shares)/ Market Value	Accelerated Distribution under Executive Incentive Plan and 2013 Stock Plan (# Shares)/Market Value	Accelerated Distribution under Long-Term Equity Interests Plans (# Units)/Value
Sean M. Healey	37,500/$4,221,750	104,871/$11,985,405	61.16/$3,184,652
Nathaniel Dalton	22,500/$2,533,050	63,591/$7,289,171	35.41/$1,843,755
Jay C. Horgen	18,750/$2,110,875	47,132/$8,095,895	29.61/$1,541,988
Andrew Dyson	12,500/$1,407,250	19,663/$2,265,874	7.73/$402,269
David M. Billings	—/$—	1,826 /$387,550	—/$—

        In July 2011, Mr. Dyson joined as an Executive Vice President and Head of Global Distribution and entered into an employment agreement with our wholly-owned subsidiary, Affiliated Managers Group

Limited (FSA Reference Number 506689). Mr. Dyson receives an annual base salary of £247,000 ($406,957 U.S., using the average daily exchange rate from January 1, 2014 through December 31, 2014 of 1.6476 GBP/US$).

        Each named executive officer is prohibited from competing with the Company or working for a competing business, and from soliciting certain of our employees, for two years following such officer's separation from the Company. Furthermore, each named executive officer is prohibited, for one year following such officer's separation from the Company, from soliciting persons or entities that were clients at the time of or in the two years immediately prior to his separation, or that were prospective clients in the year immediately prior to their separation.

Risk Considerations in our Compensation Program

        The Compensation Committee has discussed the concept of risk as it relates to our compensation program with our management team and with Shea & Associates. The Compensation Committee does not believe the goals or the underlying philosophy of our compensation program encourage excessive or inappropriate risk taking, or create risks that are reasonably likely to have a material adverse effect on the Company.

        Throughout our compensation program, compensation is aligned with increases in stockholder value and long-term stockholder interests, and therefore our compensation arrangements do not encourage inappropriate risk taking. The executive officers' salaries are fixed in amount and typically comprise less than 10% of their total compensation and less than 5% for our Chairman and Chief Executive Officer. For 2014, all other compensation (other than base salaries and perquisites) for named executive officers was determined using a performance-based incentive pool structure linked to specific financial performance metrics, and the total incentive compensation of our Chairman and Chief Executive Officer was subject to a maximum payout equal to the lesser of $25 million or 40% of the Incentive Pool. Further, a substantial portion of compensation is in the form of long-term equity awards, a meaningful portion of which are subject to specific pre-established performance targets, which further aligns executives' interests with those of our stockholders. These awards do not encourage excessive or inappropriate risk-taking given that the value of the awards is tied to our performance, and the awards are subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term performance. In addition, to further ensure the alignment of compensation with long-term performance, we have adopted a clawback policy that allows for the recoupment of performance-based compensation from executive officers in the event of a material restatement of our financial results due to a material error within three years of the original reporting. In the event of such occurrence, the Board of Directors will review the facts and circumstances that led to the restatement and will take such actions as it deems necessary and appropriate (such as the possible recoupment of incentive compensation of an executive officer).

Equity Ownership Guidelines

        We believe that equity ownership guidelines further align the interests of executive officers and directors with those of our stockholders. The enhanced guidelines provide that an executive officer or director should own equity in the amount of: ten times annual base salary (in the case of Mr. Healey); seven times annual base salary (in the case of the other named executive officers); or five times base annual fees for service (in the case of directors). These ownership guidelines are to be met within five years from the later of the applicable implementation of the guidelines or becoming an executive officer or director of the Company. All executive officers and directors currently satisfy these equity ownership guidelines.

Equity Grant Policy

        We grant all equity awards under the terms of an equity grant policy. Generally, we grant equity awards (other than new hire grants) at regularly scheduled meetings of the Compensation Committee, with new hire grants occurring at other meetings (or by written action of all Committee members) as appropriate.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), generally disallows a tax deduction for compensation in excess of $1 million paid to any "covered employee" of a publicly held corporation (generally the corporation's chief executive officer and its next three most highly compensated executive officers, excluding the chief financial officer, in the year that the compensation is paid) unless such compensation qualifies as performance-based compensation. The Executive Incentive Plan and the 2013 Stock Incentive Stock Award Plan (the "2013 Stock Plan") were both designed to permit performance-based compensation to be paid to such covered employees. In implementing our compensation program for the 2014 fiscal year, we considered, among other things, the Executive Incentive Plan and the 2013 Stock Plan and the opportunities they afford to provide awards that are intended to meet the performance-based compensation exception under Section 162(m), as described above.

        The Compensation Committee considers the availability of a tax deduction as one of many factors considered in designing a compensation program that is intended to attract and retain executive talent and to reward our executive officers for their contributions to the success of the Company, which the Committee believes is necessary for our success. As such, the Committee may grant awards that do not qualify for an exemption from the deduction limitations under Section 162(m) or that may otherwise be limited as to tax deductibility.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with our management team. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement.

JIDE J. ZEITLIN, Chair
SAMUEL T. BYRNE
PATRICK T. RYAN

 Executive Compensation Tables

        The following tables provide information regarding the compensation arrangements for the years indicated with respect to the Company's Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers during the fiscal year ended December 31, 2014 (collectively, the "named executive officers").

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)		All Other Compensation ($)(2)	Total ($)
Sean M. Healey	2014	750,000	4,450,000	—	(3)	169,597	5,369,597
Chairman and Chief	2013	750,000	5,000,000	14,200,000	(4)	57,855	20,007,855
Executive Officer	2012	750,000	5,000,000	14,000,000	(5)	50,156	19,800,156
Nathaniel Dalton	2014	500,000	2,650,000	—	(3)	60,170	3,210,170
President and Chief	2013	500,000	3,000,000	8,450,000	(4)	59,287	12,009,287
Operating Officer	2012	500,000	3,000,000	8,350,000	(5)	39,575	11,889,575
Jay C. Horgen	2014	500,000	2,250,000	—	(3)	74,604	2,824,604
Chief Financial	2013	500,000	2,500,000	6,850,000	(4)	51,704	9,901,704
Officer and Treasurer	2012	500,000	2,500,000	6,850,000	(5)	59,837	9,909,837
Andrew Dyson(6)	2014	406,957	1,793,413	—	(3)	39,767	2,240,137
Executive Vice	2013	334,889	1,740,169	2,900,000	(4)	34,786	5,009,844
President and Head of	2012	339,233	1,618,489	1,850,000	(5)	35,061	3,842,783
Global Distribution
David M. Billings	2014	201,538	1,271,000	500,000	(8)	22,551	1,995,089
Executive Vice President, General Counsel and Secretary(7)

(1)
For 2014, these amounts represent performance-based cash incentive compensation awarded pursuant to the Executive Incentive Plan. The bonuses are funded from the Incentive Pool, established by the Compensation Committee as a set percentage of Adjusted Economic net income. In determining the cash bonuses to be awarded from the Incentive Pool, the Compensation Committee considered a variety of factors, as more fully described in the Compensation Discussion and Analysis.

(2)
For 2014, all other compensation consisted of (i) contributions to a 401(k) profit sharing or similar pension plan in the amount of $32,557 on behalf of Mr. Dyson, $26,000 on behalf of each of Messrs. Healey, Dalton and Horgen and a lesser amount on behalf of Mr. Billings, (ii) medical benefits and life and long-term disability insurance premiums with respect to each named executive officer, (iii) a moving expense reimbursement and (iv) aircraft usage benefits of $128,328 with respect to Mr. Healey and a lesser amount with respect to Messrs. Dalton and Horgen, based on the incremental cost to the Company. We calculate the incremental cost based on the variable costs of operating the aircraft, including fuel, maintenance contracts, landing and ground fees and other miscellaneous expenses. The Company does not provide tax reimbursements for any perquisite.

(3)
Long-term deferred equity awards granted in recognition of performance in 2014 were made in January 2015, and do not appear in the Summary Compensation Table as regulations governing the reporting of compensation in the Summary Compensation Table require equity awards to be reported in the year of grant, even where the awards are intended to compensate executives for performance in a prior year. For information on the January 2015 equity awards granted in recognition of performance in 2014, see the Supplemental Table—Annual Stock Awards Earned in Fiscal 2014, and the related discussion in the Compensation Discussion and Analysis.

(4)
Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of the following long-term equity grants, awarded in 2013: (i) 2013 Long-Term Deferred Equity Awards issued to Messrs. Healey, Dalton, Horgen and Dyson with grant date fair values of $7,200,000, $4,220,000, $5,550,000 and $1,600,000, respectively, consisting of both restricted stock units and cash notionally invested, at the election of the named executive officer, in shares of the Company's common stock at the closing price of the Company's common stock on the grant date, and (ii) 2013 Long-Term Performance Equity Awards issued to Messrs. Healey, Dalton, Horgen and Dyson, consisting of restricted stock unit awards with grant date fair values (assuming the highest level of performance will be achieved) of $7,000,000, $4,230,000, $1,300,000 and $1,300,000, respectively. The 2013 Long-Term Performance Equity Awards were divided into three equal tranches, each subject to share price performance hurdles. The number of shares of stock to be issued and distributed for each restricted stock unit granted in each tranche was determined by dividing the tranche value by the closing price of the Company's common stock on the grant date and multiplying the result by conversion factors of 1.4111, 1.4410 and 1.4917, respectively. These conversion factors were derived by an independent, third-party valuation firm (calculated in accordance with FASB ASC Topic 718) using a Monte Carlo simulation with assumptions accounting for the performance requirements and the risk of the award not being earned and distributed if the performance requirements are not met. See page 31 of the Company's 2014 Annual Report on Form 10-K, under "—Share-Based Compensation and Affiliate Equity," for further detail on the assumptions made in the valuation of these awards.

(5)
Reflects the following equity grants, awarded in 2012: (i) units of profits interests granted under the 2012 Long-Term Equity Interests Plan ("2012 LTEIP"), which vested 50% on December 31, 2012 and in 16.67% increments on each of December 31, 2013 and 2014, with the remaining 16.67% to vest on December 31, 2015, and (ii) performance-based awards under the Executive Incentive Plan that were notionally invested, at the election of the named executive officer, in shares of the Company's common stock at the closing price of the Company's common stock on the grant date. As discussed on page 31 of the Company's 2014 Annual Report on Form 10-K, under "—Share-Based Compensation and Affiliate Equity," the fair value of awards under the 2012 LTEIP is determined using a discounted cash flow analysis, with key valuation assumptions being projected assets under management, fee rates and discount rates.

(6)
As an employee of our wholly-owned subsidiary, Affiliated Managers Group Limited (FSA Reference Number 506689), Mr. Dyson's compensation is denominated in British pounds and was translated to U.S. dollars for this Proxy Statement using the average daily exchange rate from January 1, 2014 through December 31, 2014 of 1.6476 GBP/US$.

(7)
Mr. Billings joined the Company in 2014 and, therefore, no compensation is included in the table for years prior to 2014. Amounts in the table represent Mr. Billings' compensation for the period since he joined the Company on June 30, 2014.

(8)
Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of an award of restricted stock under the 2013 Stock Plan granted to Mr. Billings upon the commencement of his employment with the Company, which vests in four equal annual installments on each of June 30, 2014, 2015, 2016 and 2017.

Supplemental Table—Annual Stock Awards Earned in Fiscal 2014

        The following supplemental table provides information regarding awards of restricted stock units with time-based vesting, which we refer to as "Long-Term Deferred Equity Awards," and awards of restricted stock units with vesting subject to the Company's achievement of pre-established financial performance targets, which we refer to as "Long-Term Growth Achievement Awards." These awards were granted in January 2015 in recognition of performance in 2014 and do not appear in the Summary Compensation Table because regulations governing the reporting of compensation in that table require equity awards to be reported in the year of grant, even where the awards are intended to compensate executives for performance in a prior year.

Name	Year	Long-Term Deferred Equity Awards($)(1)	Long-Term Growth Achievement Awards($)(2)	Total Stock Awards ($)
Sean M. Healey	2014	8,500,000	4,250,000	12,750,000
Chairman and Chief Executive Officer
Nathaniel Dalton	2014	5,100,000	2,500,000	7,600,000
President and Chief Operating Officer
Jay C. Horgen	2014	4,350,000	1,400,000	5,750,000
Chief Financial Officer and Treasurer
Andrew Dyson	2014	2,100,000	650,000	2,750,000
Executive Vice President and Head of Global Distribution
David M. Billings	2014	500,000	—	500,000
Executive Vice President, General Counsel and Secretary

(1)
Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of Long-Term Deferred Equity Awards granted under the 2013 Stock Plan that will vest in four equal, annual installments on each of January 1, 2016, 2017, 2018 and 2019, subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control). To the extent vested, these awards will be settled in shares of the Company's common stock upon vesting. See page 31 of the Company's 2014 Annual Report on Form 10-K, under "—Share-Based Compensation and Affiliate Equity," for details on the assumptions made in the valuation of these awards.

(2)
Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of Long-Term Growth Achievement Awards granted under the 2013 Stock Plan. The portion of the Long-Term Growth Achievement Awards that will become eligible to vest is determined based on the Company's level of achievement measured against initial and secondary pre-established performance targets, each measuring the compound annual growth rate of the Company's Economic earnings per share over two performance periods: (1) a five-year period ending on December 31, 2015 and (2) a three-year period ending on December 31, 2015. No portion of the award will vest, and the award will be forfeited, if the weighted average compound annual growth rate of the Company's Economic earnings per share measured at December 31, 2015, calculated with 60% weighing for the trailing five-year period and 40% weighting for the trailing three-year period, is 5% or less. If such weighted average compound annual growth rate is between 5% and 10%, a ratable portion of the award will become eligible to vest based on the amount by which the weighted average compound annual growth rate exceeds the initial 5% performance target relative to a 10% secondary performance target. The awards only become fully eligible to vest if the weighted average compound annual growth rate of the Company's Economic earnings per share meets or exceeds the secondary performance target of 10% measured at December 31, 2015. Any portion of the award that becomes eligible to vest will do so in four equal, annual installments on March 1, 2016 and on each of January 1, 2017, 2018 and 2019, subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control). To the extent vested, these awards will be settled in shares of the Company's common stock upon vesting. See page 31 of the Company's 2014 Annual Report on Form 10-K, under "—Share-Based Compensation and Affiliate Equity," for details on the assumptions made in the valuation of these awards. The values in the table represent the value at the grant date based upon the probable outcome of the performance conditions, which assumes that the highest level of performance conditions will be achieved.

  Grants of Plan-Based Awards in Fiscal Year 2014

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Shares ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sean M. Healey	1/20/2015		—	4,450,000	—	—	—	—	—
Chairman and Chief Executive Officer
Nathaniel Dalton	1/20/2015		—	2,650,000	—	—	—	—	—
President and Chief Operating Officer
Jay C. Horgen	1/20/2015		—	2,250,000	—	—	—	—	—
Chief Financial Officer and Treasurer
Andrew Dyson	1/20/2015		—	1,793,413	—	—	—	—	—
Executive Vice President and Head of Global Distribution
David M. Billings	6/30/2014	(3)	—	—	—	—	2,434	—	500,000
Executive Vice President, General Counsel and Secretary	1/20/2015		—	1,271,000	—	—	—	—	—

(1)
The 2014 performance-based cash bonus awarded to each named executive officer is set forth under the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table. As described more fully in the Compensation Discussion and Analysis, the Compensation Committee considered a variety of factors in determining the cash bonus amounts to be awarded from the Incentive Pool.

(2)
Equity awards granted in recognition of performance in 2014 were granted to our named executive officers on January 20, 2015. For information on these equity awards, see the Supplemental Table—Annual Stock Awards Earned in Fiscal 2014 and the discussion in the Compensation Discussion and Analysis.

(3)
Represents the grant date fair value (computed in accordance with FASB ASC Topic 718) of a long-term deferred equity award of restricted stock awarded to Mr. Billings under the 2013 Stock Plan upon the commencement of his employment with the Company. The award vests in four equal annual installments on each of June 30, 2014, 2015, 2016 and 2017.

Outstanding Equity Awards at 2014 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Profits Interests That Have Not Vested (#)(1)	Number of Shares of Stock That Have Not Vested (#)(2)	Market or Payout Value of Units of Profits Interests or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares of Stock That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares of Stock That Have Not Vested ($)
Sean M. Healey	146,778	(4)	—	62.04	7/21/2016	61.16	39,280	11,521,439	65,591	3,648,618
Chairman and	150,000	(4)		65.51	12/2/2016
Chief Executive	150,000	(5)		62.91	7/20/2017
Officer	150,000	(5)		95.82	12/14/2017
	112,500	(6)	37,500	99.66	7/19/2018
Nathaniel Dalton	71,778	(4)	—	62.04	7/21/2016	35.41	24,269	6,994,608	39,322	2,138,318
President and	75,000	(4)		65.51	12/2/2016
Chief Operating	75,000	(5)		62.91	7/20/2017
Officer	75,000	(5)		95.82	12/14/2017
	67,500	(6)	22,500	99.66	7/19/2018
Jay C. Horgen	1,611	(4)	—	62.04	7/21/2016	29.61	17,850	5,330,472	29,282	4,307,411
Chief Financial	15,000	(5)		62.91	7/20/2017
Officer and	45,000	(5)		95.82	12/14/2017
Treasurer	56,250	(6)	18,750	99.66	7/19/2018
Andrew Dyson	27,500	(6)	12,500	99.66	7/19/2018	7.73	6,140	1,705,423	13,523	962,721
Executive Vice President and Head of Global Distribution
David M. Billings	—		—	—	—	—	—	—	1,826	387,550
Executive Vice President, General Counsel and Secretary

(1)
Represents awards of units of profits interests made under the 2012 LTEIP. Awards under the 2012 LTEIP vested 50% on December 31, 2012 and in 16.67% increments on each of December 31, 2013 and 2014, with the remaining 16.67% to vest on December 31, 2015. Vested units are available for sale to the Company at their fair value starting in 2017 or upon a change in control of the Company or the death or permanent disability of the executive, and have no cash flow distributions until 2020. Unless certain long-term service requirements are met, the Company may generally elect to repurchase all of the units at any time following the executive's departure from the Company or in 2020 (in advance of the time cash flow distributions begin on the interests) if the executive continues to be employed by the Company. The Company may also repurchase vested units at any time, regardless of the executive's length of service, if the executive engages in competitive activity. A sale of units back to the Company (whether pursuant to a "put" by the executive or a "call" by the Company) will be at fair value, which may be delivered in cash or shares of our common stock, in the discretion of the Compensation Committee. The fair value per unit and the number of shares of stock, if any, to be delivered on settlement will be determined in accordance with the 2012 LTEIP. See note (5) to the Summary Compensation Table for additional information regarding these awards.

(2)
Represents the performance-based awards granted in December 2012 and December 2013 (a portion of the 2013 Long-Term Deferred Equity Awards) under the Executive Incentive Plan that were notionally invested, at the election of the named executive officer, in shares of the Company's common stock, subject to time-based vesting. Such awards vest in four equal annual installments on January 2, 2014, 2015, 2016 and 2017 (subject to being employed on such date (and with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control)). To the extent vested, the December 2012 awards will be settled upon vesting, and the December 2013 awards will be settled in January 2017. In the discretion of the Compensation Committee, the awards may be settled in shares of the Company's common stock. Also represents restricted stock portions of the 2013 Long-Term Deferred Equity Awards granted in December 2013, which will vest in four equal annual installments on each of January 2, 2018, 2019, 2020 and 2021 (subject to being employed on such date (and with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control)).

(3)
Represents (i) the restricted stock portion of the Long-Term Deferred Equity Awards granted in December 2013, which will vest in four equal annual installments on each of January 2, 2018, 2019, 2020 and 2021 (subject to being employed on such date (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control)), and (ii) the 2013 Long-Term Performance Equity Awards of restricted stock units divided into three equal tranches. The number of shares of stock to be issued and distributed for each restricted stock unit granted in each tranche will only become distributable if the Company's stock price reaches performance hurdles of 15%, 25% and 35%, respectively, above the closing price of the Company's common stock on the grant date. The stock price appreciation hurdles may be met at any time during the award term, but shares in any tranche will be earned and distributable only on the earliest distribution date (January 2, 2018, 2019 or 2020) upon which each of the following requirements has been satisfied with respect to such tranche: (a) the shares have become time-vested (each tranche vests in four equal annual installments on each of January 2, 2015, 2016, 2017 and 2018 (subject to being employed on such date (and with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control)), (b) the applicable stock price appreciation hurdle has been met for 30 consecutive trading days and (c) the closing price of the Company's common stock on the applicable distribution date meets the 15% stock price appreciation hurdle. See note (4) to the Summary Compensation Table for additional details regarding these awards. As of December 31, 2014, none of the stock price appreciation hurdles had been met.

(4)
The options were granted on July 21, 2009 and December 2, 2009, respectively, and vested in 25% increments on each of December 31, 2010, 2011, 2012 and 2013.

(5)
The options were granted on July 20, 2010 and December 14, 2010, respectively, and vested in 25% increments on each of December 31, 2011, 2012, 2013 and 2014.

(6)
The options were granted on July 19, 2011, and vest in 25% increments on each of December 31, 2012, 2013, 2014 and 2015 for Messrs. Healey, Dalton and Horgen, and on each of January 1, 2012, 2013, 2014 and 2015 for Mr. Dyson.

Option Exercises and Stock Vested in Fiscal Year 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Number of Units of Profits Interests Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Sean M. Healey	144,247	21,993,498	13,092	138.39	9,992,455
Chairman and Chief Executive Officer
Nathaniel Dalton	101,089	14,963,254	8,088	81.74	5,978,926
President and Chief Operating Officer
Jay C. Horgen	73,389	9,069,488	5,948	68.23	4,816,259
Chief Financial Officer and Treasurer
Andrew Dyson	—	—	2,045	42.04	2,609,570
Executive Vice President and Head of Global Distribution
David M. Billings	—	—	608	—	124,883
Executive Vice President, General Counsel and Secretary

(1)
Reflects the aggregate value realized upon exercise of options, without giving effect to taxes, in 2014. The exercise price of the options ranged from $48.38 to $95.82, which exercise prices were, in each case, equal to the fair market value of a share the Company's common stock on the applicable date of grant.

(2)
Reflects the portion vested in 2014 of performance-based awards granted under the Executive Incentive Plan in December 2012 and December 2013 that were notionally invested, at the election of the named executive officer, in shares of the Company's common stock, subject to time-based vesting conditions. The awards granted in December 2012 were settled in shares of the Company's common stock upon vesting in January 2014, and the awards granted in December 2013 will be settled in January 2017 (subject to earlier settlement in the case of death, disability or certain terminations of employment in connection with a change in control) and may be settled in shares of the Company's common stock in the discretion of the Compensation Committee.

(3)
Reflects the portion vested in 2014 of awards of units of profits interests granted under the 2012 LTEIP and the 2011 Long-Term Equity Interests Plan (the "2011 LTEIP" and, together with the 2012 LTEIP, the "Long-Term Equity Interests Plans").

(4)
Represents the value on January 2, 2014 of the portion of the performance-based awards granted in December 2013 under the Executive Incentive Plan that vested in 2014, the value on January 1, 2014 of the portion of the performance-based awards granted in December 2012 under the Executive Incentive Plan that vested in 2014 and the value on December 31, 2014 of the units of profits interests under the Long-Term Equity Interests Plans that vested in 2014. The terms of the performance-based award granted under the Executive Incentive Plan in December 2013 provide that the award will not be settled until January 2017 (with certain limited exceptions in the case of death, disability or certain terminations of employment in connection with a change in control). The terms of the Long-Term Equity Interests Plans do not permit the disposition of the awards until 2016, in the case of the 2011 LTEIP, and 2017, in the case of the 2012 LTEIP (in each case, with certain limited exceptions such as death or disability or a change in control). See notes (2) and (3) to the Outstanding Equity Awards at 2014 Fiscal Year-End table for more information.

Director Compensation

        At the request of the Compensation Committee, Shea & Associates regularly provides a review of director compensation in the broad peer universe and most comparable peer universe. This analysis includes data on total compensation for directors at such peer companies, as well as on the individual components of that compensation, such as annual retainers, meeting fees and equity awards. Shea & Associates also provides comparative data from time to time on compensation by board position (such as committee chairs and lead directors) and information on the nature of the service of particular directors in their various capacities (e.g., lead directors) at such companies. Shea & Associates also provides information from time to time to the Compensation Committee on trends in director compensation.

        In determining current compensation levels for the Company's directors, the Compensation Committee's objective is that cash compensation be set at or near the median in comparison to directors at public companies within our peer universe, while equity compensation linked to stockholder value be higher on a relative basis. The annual fee for service by non-management directors is $80,000. Directors do not receive quarterly meeting fees. Committee fees are as follows: members of the Audit Committee receive an annual fee of $20,000, with the Chair receiving an annual fee of $35,000; members of the Compensation Committee receive an annual fee of $17,000, with the Chair receiving an annual fee of $20,000; and members of the Nominating and Governance Committee receive an annual fee of $13,000, with the Chair receiving an annual fee of $15,000. The Chair of each Committee receives the annual Chair fee in lieu of the Committee fee. In addition, the lead director receives a fee of $100,000 for his active role as principal liaison with management of the Company and for his services as the principal contact on our Board of Directors for our stockholders and other interested parties. All directors of the Company are provided information technology and support by the Company and are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees, as well as Board-related activities.

        Equity grant determinations for directors are made consistent with the Compensation Committee's philosophy that compensation should be directly linked to increases in stockholder value. Directors are granted awards, on a semi-annual basis, under the Deferred Compensation Plan, in an aggregate amount of $80,000. The directors may determine how these awards are invested, and, to date, they have elected to invest all awards in the stock unit fund under the Deferred Compensation Plan. The number of stock units subject to each award is determined based on the fair market value of the Company's common stock on the grant date, with each stock unit representing one share of the Company's common stock. Directors also receive semi-annual stock option grants, with an aggregate annual grant date Black-Scholes value of $120,000. Each of these awards is subject to vesting, in 25% increments over four years. This vesting period is longer than the 1-3 year vesting schedules employed by companies in our peer group and across the market more generally.

Director Compensation in Fiscal Year 2014

        The following table sets forth information regarding the compensation earned by the Company's non-management directors in 2014. For compensation information with respect to Mr. Healey, and his services as the Company's Chairman and Chief Executive Officer, please see the Summary Compensation Table and other accompanying compensation tables. Mr. Healey receives no additional compensation for his service as a director. Mr. Ferguson was appointed to our Board of Directors in April 2014. Dr. Rodriguez retired as a member of our Board of Directors on December 31, 2014. In recognition for her fifteen years of service as a director and as a member of our Audit Committee and Nominating and Governance Committee, the Compensation Committee approved the accelerated vesting of all outstanding and unvested stock options held by Dr. Rodriguez as of the date of her retirement and provided that

Dr. Rodriguez would be permitted to exercise all outstanding options then held by her until the earlier of the second anniversary of the date of her retirement and the applicable expiration date of the stock option.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Samuel T. Byrne	110,000	39,992	60,034	—	210,026
Dwight D. Churchill	100,000	39,992	60,034	—	200,026
Niall Ferguson	60,000	80,055	120,058	—	260,113
Harold J. Meyerman	232,000	39,992	60,034	—	332,026
William J. Nutt	80,000	39,992	60,034	—	180,026
Tracy P. Palandjian	100,000	39,992	60,034	—	200,026
Rita M. Rodriguez	128,000	200,429	195,102	—	523,531
Patrick T. Ryan	100,000	39,992	60,034	—	200,026
Jide J. Zeitlin	110,000	39,992	60,034	—	210,026

(1)
These amounts represent the first semi-annual grant to each director for 2014 service on our Board of Directors under the Deferred Compensation Plan, which awards were notionally invested, pursuant to an election by each director, in shares of the Company's common stock. The number of stock units subject to each award is determined based on the fair market value of the Company's common stock on the grant date, with each stock unit representing one share of the Company's common stock. The awards may be settled in shares of common stock, as determined by the plan administrator. The Company granted awards to each director on July 22, 2014 (vesting 25% on each of January 1, 2015, 2016, 2017 and 2018). The Company also granted Mr. Ferguson, who became a director on April 22, 2014, an award on such date (vesting 25% on each of April 22, 2014, 2015, 2016 and 2017). The grant date fair value of each award granted on July 22, 2014 and April 22, 2014, computed in accordance with FASB ASC Topic 718, is $39,992 and $40,063, respectively. With respect to Dr. Rodriguez, the amount in the table also includes the aggregate incremental fair value of each award that was accelerated in connection with Dr. Rodriguez's retirement. The incremental fair values, calculated in accordance with FASB ASC Topic 718, of the accelerated awards granted to Dr. Rodriguez on December 14, 2010, July 19, 2011, December 14, 2011, July 24, 2012, December 14, 2012, July 23, 2013, December 18, 2013 and July 22, 2014 are $10,013, $10,016, $20,029, $20,041, $30,027, $30,104, $40,207 and $39,992, respectively. The amounts in the table do not include the second semi-annual grant to each director for 2014 service on our Board of Directors made on January 20, 2015. At December 31, 2014, the aggregate unvested portion of awards made under the Deferred Compensation Plan (measured in shares of common stock) was as follows: Mr. Byrne: 1,413; Mr. Churchill: 1,413; Mr. Ferguson: 355; Mr. Meyerman: 1,413; Mr. Nutt: 1,413; Ms. Palandjian: 1,078; Dr. Rodriguez: 0; Mr. Ryan: 1,413; and Mr. Zeitlin: 1,413.

(2)
The Company granted 990 stock options to each director on July 22, 2014 (vesting 25% on each of December 31, 2014, 2015, 2016 and 2017). The Company also granted Mr. Ferguson 1,063 stock options on April 22, 2014 (vesting 25% on each of April 22, 2014, 2015, 2016 and 2017). The grant date fair value of the stock options granted on July 22, 2014 and April 22, 2014, computed in accordance with FASB ASC Topic 718, is $60,034 and $60,024, respectively. With respect to Dr. Rodriguez, the amount in the table also includes the aggregate incremental fair value of each stock option award that was accelerated in connection with Dr. Rodriguez's retirement. The incremental fair values, calculated in accordance with FASB ASC Topic 718, of the accelerated stock option awards granted to Dr. Rodriguez on December 14, 2011, July 24, 2012, December 14, 2012, July 23, 2013, December 18, 2013 and July 22, 2014 are $15,006, $15,004, $30,019, $30,014, $45,025 and $45,025, respectively. The amounts in the table do not include the second semi-annual grant to each director for 2014 service on our Board of Directors made on January 20, 2015. At December 31, 2014, the number of shares of common stock subject to stock options held by each director was as follows: Mr. Byrne: 16,431; Mr. Churchill: 18,602; Mr. Ferguson: 2,053; Mr. Meyerman: 44,981; Mr. Nutt: 78,731; Ms. Palandjian: 7,799; Dr. Rodriguez: 51,601; Mr. Ryan: 35,763; and Mr. Zeitlin: 78,731. See page 31 of the Company's 2014 Annual Report on Form 10-K for a discussion of the assumptions used in calculating the grant date fair value of stock options.

          The second semi-annual grant for 2014 service on our Board of Directors was made in January 2015. On January 20, 2015, the Company granted awards to each director under the Deferred Compensation Plan that, in each case, vest as to 25% of the award on each of January 1, 2016, 2017, 2018 and 2019, as well as stock options that, in each case, vest as to 25% of the award on each of December 31, 2015, 2016, 2017 and 2018. The grant date fair value of each award under the Deferred Compensation Plan, computed in accordance with FASB ASC Topic 718, is $39,954 and was invested, at the election of the director, in 202 stock units in the stock unit fund under the Deferred Compensation Plan. The grant date fair value of the stock option awards granted to each director, computed in accordance with FASB ASC Topic 718, is $60,021, with each stock option representing the right to purchase 1,120 shares of our common stock.

  Equity Compensation Plan Information

          The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2014:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	2,259,998	$73.53	5,201,456
Equity compensation plans not approved by stockholders(2)	248,366	$87.96	10,958
Total	2,508,364	$74.96	5,212,414

(1)
Consists of the Amended and Restated 1997 Stock Option and Incentive Plan, the 2006 Stock Option and Incentive Plan, the 2011 Stock Option and Incentive Plan and the 2013 Stock Plan.

(2)
Consists of the Amended and Restated 2002 Stock Option and Incentive Plan. The 10,958 shares available for issuance under such plan may also be issued pursuant to deferred stock awards, restricted stock awards, unrestricted stock awards, performance share awards or dividend equivalent rights.

 PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended ("Exchange Act"), we are again providing for a non-binding, advisory vote for stockholders to approve the compensation of our named executive officers, as disclosed in this Proxy Statement, pursuant to Item 402 of Regulation S-K.

        While this vote is advisory and not binding on the Company, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will continue to consider, among other factors, the outcome of the vote when making future compensation decisions for our named executive officers.

        In considering your vote on the resolution below, please review the Compensation Discussion and Analysis beginning on page 12 of this Proxy Statement. The Compensation Discussion and Analysis describes the Company's executive compensation program and the compensation decisions that the Compensation Committee made with respect to the compensation of our named executive officers.

        Our executive compensation program is designed to enable the Company to attract, motivate and retain key persons while, at the same time, creating a close relationship between performance and compensation. In addition, the Company regularly reviews its compensation program and the overall compensation package paid to each of its named executive officers, including through the engagement of an independent compensation consultant, to assess risk and to ensure that the program is structured appropriately in order to achieve the Company's strategic goals.

        Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of the Company's common stock outstanding and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that the Company's stockholders vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement, pursuant to Item 402 of Regulation S-K. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board of Directors value the views of our stockholders and will consider, among other factors, the outcome of the vote when determining future compensation arrangements for our named executive officers.

 PROPOSAL 3: RE-APPROVAL OF THE MATERIAL TERMS OF
THE PERFORMANCE MEASURES IN THE COMPANY'S
EXECUTIVE INCENTIVE PLAN, AS AMENDED AND RESTATED

        With limited exceptions, a publicly-held corporation may not claim a federal income tax deduction for compensation for any year in excess of $1 million paid to the corporation's chief executive officer or any of its other three most highly paid named executive officers (other than its chief financial officer). An exception to this deduction limitation applies in the case of certain qualifying performance-based compensation paid pursuant to a plan, the material terms of which are periodically approved by the corporation's stockholders. Our stockholders approved the Company's Executive Incentive Plan at our Annual Meeting in 2000 and again at our Annual Meetings in 2002, 2005 and 2010. This year, we are asking stockholders to re-approve the material terms of the performance measures in the Company's Executive Incentive Plan (the "Plan"), as amended and restated, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). These terms include the performance criterion on which performance goals may be based, the maximum amount payable to any individual participant under the Plan for any fiscal year, and the employees eligible to receive awards, and are substantively the same as the terms in the current Plan in effect.

        The Board of Directors has determined that it is in the best interest of the Company and our stockholders to re-approve the material terms of the performance measures in the Plan in order to continue to align the interests of our senior employees with our stockholders and to encourage employee retention. We continue to believe that performance-based compensation that is closely aligned with growth in the Company's pre-tax economic earnings per share, which stockholders are being asked to re-approve as our objective performance criterion for purposes of Section 162(m) of the Code, will continue to incentivize key members of senior management of the Company.

        The affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote, in person or by proxy, at the Annual Meeting is required for the re-approval of the material terms of the performance measures in the Plan. Abstentions and broker non-votes will have no effect on this proposal. In order to continue to make performance-based awards under the Plan that will satisfy the requirements of Section 162(m) of the Code, we need your re-approval of the material terms of the performance measures in the Plan.

        The following is a summary of the material terms of the Plan which, as amended and restated, are substantively the same as the current Plan in effect. This summary is qualified in its entirety by reference to the terms of the Plan, which is attached to this Proxy Statement as Appendix A.

Summary of the Material Terms of the Plan

        Administration; Eligible Employees:    The Plan is administered by the members of the Compensation Committee who are not officers of the Company. The Compensation Committee is composed of "non-employee directors," as that term is defined under Rule 16b-3 promulgated under the Exchange Act, and "outside directors," as defined in Section 162(m) of the Code and the regulations and guidance promulgated thereunder ("Section 162(m)"). Executive officers of the Company designated by the Compensation Committee are eligible to participate in the Plan. Currently, there are five executive officers who are eligible to participate in the Plan. The Compensation Committee may also grant awards under the Plan to other senior officers, in addition to the five executive officers, of the Company or its subsidiaries whose compensation is not subject to Section 162(m). Bonuses under the Plan to senior officers not subject to Section 162(m) are considered separate and apart from any bonuses granted under the Plan that are intended to satisfy the applicable requirements of performance-based compensation under Section 162(m).

        Performance Period; Performance Measure; Payment of Awards:    Under the Plan, the Compensation Committee may grant awards with a performance period of a fiscal year or longer. Not later than the first 90 days after the start of each performance period under the Plan, the Compensation Committee will establish the level of the Company's pre-tax economic earnings per share that must be achieved in order for the performance pool to be funded, as well as the method for determining the size of the performance pool for such performance period and the percentage share of the performance pool that a participant can earn. Pre-tax economic earnings per share means pre-tax economic net income calculated on a per share basis, with the number of shares determined in a manner consistent with the Company's presentation of "Economic earnings per share" in its financial disclosures filed with the SEC on Form 10-K for such fiscal year. Pre-tax economic net income for any fiscal year means "Economic net income" as defined in, and calculated in a manner consistent with, the Company's presentation of such measure in its financial disclosures filed with the SEC on Form 10-K for such fiscal year, plus any component of consolidated income tax expense used to calculate Economic net income for such fiscal year.

        Awards are paid only if the Compensation Committee certifies that the target level of pre-tax economic earnings per share for the period has been achieved. If the target level is met for such fiscal year, the Compensation Committee uses its pre-established method to determine the size of the performance pool. In addition, the Compensation Committee has full discretion to reduce the size of the performance pool and/or to reduce the amount of incentive payments payable to any eligible employee, but the Compensation Committee may not increase the size of any award to a participant who is subject to Section 162(m). Multiple awards for overlapping performance periods may be granted under the Plan. The maximum amount payable to any participant under the Plan for any fiscal year will continue to be 7.5% of the sum of pre-tax economic net income (for these purposes, before reduction for the performance pool for the applicable performance period) for such fiscal year and the immediately preceding fiscal year. Awards under the Plan will be settled in cash or shares of the Company's common stock.

        Effect of Employment Termination and Change in Control:    Except as otherwise provided for by the Compensation Committee in the case of a termination of employment due to death or disability, or in the event of a change in control, an eligible employee whose employment terminates prior to the date an award under the Plan is paid will forfeit all rights to the unvested portion, as applicable. Generally, in the case of a participant's death or disability or upon the occurrence of a change in control, the Compensation Committee may provide for full vesting or payment of an award, provided the performance measure is met. Further, awards issued to participants under the Plan since January 1, 2013 only have the benefit of accelerated vesting if a participant's employment is terminated without cause or for good reason following a change in control (e.g., a "double-trigger").

        Vesting; Deferral:    Awards under the Plan may be deferred and subjected to additional time-based vesting. During the period of such deferral, portions of the deferred awards may be deemed invested in common stock of the Company and/or investment products managed by our Affiliates.

        Recoupment of Awards:    Awards under the Plan shall be subject to the Company's Policy for Recoupment of Incentive Awards, as such policy may be amended and in effect from time to time. As discussed in more detail above under "Compensation Discussion and Analysis—Risk Considerations in our Compensation Programs," this policy allows for the recoupment of performance-based compensation from executive officers in the event of a material restatement of the Company's financial results due to a material error within three years of the original reporting. The Compensation Committee may also recover awards made under the Plan and any payments delivered under, or gain in respect of, any such awards as may be required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act.

        Amendment; Termination:    We have the right to further amend or terminate the Plan, provided that no amendment or termination may, without the written consent of the Plan participants, in any material adverse way affect the rights of a participant with respect to benefits earned prior to the date of such amendment or termination. In addition, no amendment to the Plan that would require stockholder approval under Section 162(m) in order to preserve the ability of awards to be treated as exempt performance-based compensation will be effective unless approved by the stockholders of the Company in a manner consistent with the requirements of Section 162(m).

        New Plan Benefits:    Because awards to be granted under the Plan, if any, will be premised upon the achievement of certain performance objectives, and since at all times the payment of such awards may be reduced at the discretion of the Compensation Committee, such grants cannot be ascertained at this time.

Recommendation of the Board of Directors

        The Board of Directors believes that the re-approval of the material terms of the performance measures in the Executive Incentive Plan described herein which, as amended and restated, are substantively the same as the current Plan in effect, is in the best interests of the Company and its stockholders and, therefore, unanimously recommends that the Company's stockholders vote FOR this proposal.

 PROPOSAL 4: RATIFICATION OF THE
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year, subject to ratification by the Company's stockholders at the Annual Meeting. PricewaterhouseCoopers has acted as the Company's independent registered public accounting firm since the Company's inception. The Company has been advised by PricewaterhouseCoopers that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the "PCAOB") and complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

        Although stockholder ratification of the selection of PricewaterhouseCoopers is not required, the Board of Directors is nevertheless submitting the selection of PricewaterhouseCoopers to the stockholders for ratification. Should the selection of PricewaterhouseCoopers not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even in the event the selection of PricewaterhouseCoopers is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of the Company and its stockholders.

        In connection with the audit of the Company's financial statements for the current fiscal year, the Company entered into an engagement agreement with PricewaterhouseCoopers that sets forth the terms by which PricewaterhouseCoopers will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

        Ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year requires the affirmative vote of a majority of the shares of common stock cast at the Annual Meeting. Abstentions will have no effect on this proposal.

Recommendation of the Board of Directors

        The Board of Directors believes that the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm is in the best interests of the Company and its stockholders and, therefore, unanimously recommends that the Company's stockholders vote FOR this proposal.

 AUDIT COMMITTEE REPORT

        The Audit Committee currently consists of Messrs. Byrne, Churchill, Earle and Ryan, and Ms. Palandjian, each an independent director of the Company, with Mr. Churchill serving as the Chair of the Audit Committee. During the fiscal year ended December 31, 2014, Dr. Rita M. Rodriguez and Harold J. Meyerman served on the Audit Committee, with Dr. Rodriguez serving as Chair. Mr. Earle was appointed to the Audit Committee in April 2015.

        The Audit Committee's purpose is to assist the Board of Directors in oversight of the Company's internal controls and financial statements and the audit process. The Board of Directors has determined in its business judgment that all members of the Audit Committee are "independent," as is required by the listing standards of NYSE and under SEC rules.

        Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the PCAOB.

        In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

        The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that PricewaterhouseCoopers is in fact "independent".

        The Audit Committee operates pursuant to a charter that was most recently adopted by the Board of Directors in October 2014 and is available on the Company's website at www.amg.com.

  DWIGHT D. CHURCHILL, Chair
  SAMUEL T. BYRNE
  GLENN EARLE
  TRACY P. PALANDJIAN
  PATRICK T. RYAN

Principal Accountant Fees and Services

        The following table sets forth information regarding the fees for professional services rendered by the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, in each of the last two fiscal years:

Type of Fee	Year Ended December 31, 2013	Year Ended December 31, 2014
Audit Fees(1)	$6,131,020	$6,169,740
Audit-Related Fees(2)	1,037,412	1,340,915
Tax Fees(3)	4,201,982	4,891,954
All Other Fees	—	—

(1)
Represents fees for professional services rendered in connection with the audit of the Company's annual financial statements, reviews of the financial statements included in each of the Company's quarterly reports on Form 10-Q and issuances of comfort letters and consents.

(2)
Represents fees for due diligence procedures in connection with new investments, research assistance on accounting-related issues, benefit plan audits, issuances of the Global Investment Performance Standards ("GIPS") performance verification and internal controls reports such as those pursuant to Statement on Standards for Attestation Engagements No. 16.

(3)
Represents fees for income tax compliance and domestic and international tax planning as well as tax due diligence procedures in connection with new investments.

        In making its determination regarding the independence of PricewaterhouseCoopers, the Audit Committee considered whether the provision of the services covered in the sections entitled "Audit-Related Fees" and "Tax Fees" was compatible with maintaining such independence. All of the work performed by PricewaterhouseCoopers was performed by full-time employees of the firm.

        The appointment of the independent registered public accounting firm to audit the Company's financial statements is approved each year by the Audit Committee. At the beginning of the year, the Audit Committee also evaluates other potential engagements by the Company of the accounting firm and approves or rejects each service considering (among other factors) the possible impact of each non-audit service on the accounting firm's independence from management. In accordance with its charter, the Audit Committee pre-approves all auditing services and the terms thereof and any non-audit services provided by the independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The Audit Committee carefully considers the fees that are proposed to be paid in connection with the approval of audit and non-audit services, and then closely monitors the fees incurred in connection with the provision of such services throughout the year. At each meeting, the Audit Committee receives updates from management on the services that have been provided and fees incurred; from time to time, the Audit Committee may also consider and approve the provision of additional services. In the event that a need arises for the approval of additional services between meetings, the services would be considered and provisionally approved by a designated member of the Audit Committee who would present the scope and fees of the services provisionally pre-approved at the following meeting of the Audit Committee.

 SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of March 15, 2015 (unless otherwise noted) regarding the beneficial ownership of common stock by (i) persons or "groups" (as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of the common stock of the Company, (ii) named executive officers, (iii) directors and (iv) directors and executive officers as a group. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Common Stock(2)
The Vanguard Group(3)	4,126,500	7.42%
BlackRock, Inc.(4)	3,349,135	6.00%
Sean M. Healey(5)	265,700	*	%
Nathaniel Dalton(6)	403,395	*	%
Jay C. Horgen(7)	157,762	*	%
Andrew Dyson(8)	41,346	*	%
David M. Billings	608	*	%
Samuel T. Byrne(9)	16,441	*	%
Dwight D. Churchill(10)	18,004	*	%
Glenn Earle(11)	—	—
Niall Ferguson(12)	933	*	%
William J. Nutt(13)	206,772	*	%
Tracy P. Palandjian(14)	5,730	*	%
Patrick T. Ryan(15)	35,858	*	%
Jide J. Zeitlin(16)	78,826	*	%
Directors and executive officers as a group (13 persons)(17)	1,231,375	2.21%

*
Less than 1%

(1)
The mailing address for each executive officer and director is c/o Affiliated Managers Group, Inc., 777 South Flagler Drive, West Palm Beach, Florida 33401. In certain cases, voting and investment power of certain shares may be shared by an executive officer with one or more family members who reside in the executive's household.

(2)
In computing the number of shares of common stock beneficially owned by a person, (i) shares of common stock subject to options held by that person that are currently exercisable or that become exercisable within 60 days of March 15, 2015 are deemed outstanding and (ii) shares of common stock underlying restricted stock units held by that person that are currently unvested or unsettled and that will remain so within 60 days of March 15, 2015 are not deemed outstanding. For purposes of computing the percentage owned, shares of common stock subject to options that are currently exercisable or that become exercisable within 60 days of March 15, 2015 are deemed to be outstanding for the holder thereof, but are not for the purpose of computing the ownership percentage of any other person. As of March 15, 2015, a total of 54,742,197 shares of common stock were outstanding.

(3)
Information is based on a Schedule 13G-A filed with the SEC on February 10, 2015 by The Vanguard Group as of December 31, 2014. The Vanguard Group beneficially owns an aggregate of 4,126,500 shares of common stock, with sole voting power over 95,633 of such shares, sole dispositive power over 4,037,288 of such shares and shared dispositive power over 89,212 of such shares (with no shared voting power reported). The address of The Vanguard Group is listed in such Schedule 13G-A as 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Information is based on a Schedule 13G-A filed with the SEC on January 30, 2015 by BlackRock, Inc. as of December 31, 2014. BlackRock, Inc. beneficially owns an aggregate of 3,349,135 shares of common stock, with sole voting power over 2,774,068 of such shares and sole dispositive power over all of such shares (with no shared voting or dispositive power reported). The address of BlackRock, Inc. is listed in such Schedule 13G-A as 550 East 52nd Street, New York, NY 10022.

(5)
Includes 265,700 shares of common stock subject to options exercisable within 60 days of March 15, 2015.

(6)
Includes 294,111 shares of common stock subject to options exercisable within 60 days of March 15, 2015 and 41,516 shares of common stock held by Mr. Dalton's spouse.

(7)
Includes 117,861 shares of common stock subject to options exercisable within 60 days of March 15, 2015.

(8)
Includes 40,000 shares of common stock subject to options exercisable within 60 days of March 15, 2015

(9)
Includes 12,826 shares of common stock subject to options exercisable within 60 days of March 15, 2015.

(10)
Includes 14,997 shares of common stock subject to options exercisable within 60 days of March 15, 2015.

(11)
Mr. Earle became a director of the Company as of April 19, 2015, and did not beneficially own any common stock of the Company as of March 15, 2015.

(12)
Includes 778 shares of common stock subject to options exercisable within 60 days of March 15, 2015.

(13)
Includes 75,126 shares of common stock subject to options exercisable within 60 days of March 15, 2015.

(14)
Includes 4,703 shares of common stock subject to options exercisable within 60 days of March 15, 2015.

(15)
Includes 32,158 shares of common stock subject to options exercisable within 60 days of March 15, 2015.

(16)
Includes 75,126 shares of common stock subject to options exercisable within 60 days of March 15, 2015.

(17)
Includes 933,386 shares of common stock subject to options exercisable within 60 days of March 15, 2015.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of our equity securities with the SEC and NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish to the Company copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of copies of such reports, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners have been satisfied.

Expenses of Solicitation

        The cost of solicitation of proxies will be borne by us. In an effort to have as large a representation of stockholders at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by mail or other electronic means by one or more of our employees or by a proxy solicitor. We also may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals who are beneficial owners of common stock.

        The Company has retained Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902 for services in connection with the solicitation of proxies for a fee of approximately $5,500.

Stockholder Proposals

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company's 2016 Annual Meeting of Stockholders must be received by us at our principal executive offices on or before January 1, 2016 to be eligible for inclusion in the Proxy Statement and form of proxy card to be distributed by the Board of Directors in connection with such meeting.

        Any stockholder proposals (including recommendations of nominees for election to the Board of Directors) intended to be presented at the Company's 2016 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at our principal executive offices no earlier than February 15, 2016, nor later than April 1, 2016, together with all supporting documentation required by the By-laws.

        As required by the By-laws, a stockholder's proposal nominating a director must be sent to the attention of the Company's Secretary and include: (1) the name, age, business address and residence address of the proposed nominee, (2) the principal occupation or employment of the proposed nominee, (3) the class and number of shares of the Company's capital stock which are beneficially owned by the proposed nominee on the date of such stockholder proposal and (4) the consent of the proposed nominee to serve as a director if elected. A stockholder's proposal shall further set forth, among other details, information about the beneficial ownership of capital stock by the stockholder making the proposal, such stockholder's name and address and a description of all arrangements or understandings between such stockholder and the proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder. For more complete information on these requirements, please refer to our By-laws.

Householding of Proxy Statement

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability or this Proxy Statement and the 2014 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our Proxy

Statement and 2014 Annual Report on Form 10-K to you if you write or call us at the following address or telephone number: Affiliated Managers Group, Inc., 777 South Flagler Drive, West Palm Beach, Florida 33401, Attention: Investor Relations, (617) 747-3300. If you would like to receive separate copies of these materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

Other Matters

        The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        For those stockholders who receive the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the 2014 Annual Report on Form 10-K are available at www.proxyvote.com. In addition, a copy of the 2014 Annual Report on Form 10-K will be provided without charge upon the written request of any stockholder to Affiliated Managers Group, Inc., 777 South Flagler Drive, West Palm Beach, Florida 33401, Attention: Investor Relations, and may be found on the Company's website at www.amg.com. The 2014 Annual Report on Form 10-K is not a part of the Company's proxy solicitation materials.

        REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE SUBMIT A PROXY BY INTERNET OR BY RETURNING A COMPLETED, SIGNED AND DATED PROXY CARD OR VOTING INSTRUCTION FORM.

 Appendix A

AFFILIATED MANAGERS GROUP, INC.
EXECUTIVE INCENTIVE PLAN

        1.     PURPOSE.    This Plan is intended to create incentives to allow the Company to attract and retain individuals who will contribute to increases in stockholder value, and Awards made under this Plan are intended to achieve the objectives of (i) aligning executive incentive compensation with such increases in stockholder value, and (ii) using deferred incentive compensation as a tool to retain key employees. It is the intent of the Company that compensation payable under this Plan shall qualify as performance-based compensation within the meaning of Section 162(m) (except to the extent otherwise expressly provided in Section 16 of this Plan).

        2.     DEFINITIONS.    Capitalized terms not otherwise defined herein shall have the meanings set forth below:

          2.1.  "AWARD" shall mean, for any Participant, that percentage of an EIP Incentive Pool granted by the Committee to the Participant pursuant to Section 5.2 of this Plan.

          2.2.  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          2.3.  "COMMITTEE" shall mean those members of the Compensation Committee of the Board of Directors of the Company who are "outside directors" and "non-employee directors," as such terms are defined under Section 162(m) and under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, respectively. If the Compensation Committee includes members who are not outside directors or non-employee directors, as so defined, it shall act with respect to this Plan without the participation of such nonqualifying members, and all references herein to the Committee shall be deemed to refer to the Compensation Committee so acting.

          2.4.  "COMPANY" shall mean Affiliated Managers Group, Inc.

          2.5.  "ECONOMIC EARNINGS PER SHARE" for any Fiscal Year shall mean Economic Net Income calculated on a per share basis in a manner consistent with the Company's presentation of such measure in its financial disclosures filed with the Securities and Exchange Commission on Form 10-K for such Fiscal Year.

          2.6.  "ECONOMIC NET INCOME" for any Fiscal Year shall mean the Company's "Economic net income" as defined in, and calculated in a manner consistent with, the Company's presentation of such measure in its financial disclosures filed with the Securities and Exchange Commission on Form 10-K for such Fiscal Year.

          2.7.  "EIP INCENTIVE POOL" shall mean, with respect to any Performance Period, the total amount available for Awards for such Performance Period as determined in accordance with Section 6.1 of this Plan.

          2.8.  "FISCAL YEAR" shall mean the fiscal year of the Company, which is the calendar year.

          2.9.  "PARTICIPANT" shall mean an executive officer of the Company designated by the Committee pursuant to Section 4 of this Plan to participate herein with respect to a Performance Period, or such other individual described in Section 16 of this Plan to the extent designated by the Committee to participate herein.

          2.10.  "PERFORMANCE MEASURE" for any Performance Period shall mean Pre-Tax Economic Earnings Per Share, meeting the target level set by the Committee for such Performance Period.

          2.11.  "PERFORMANCE PERIOD" shall mean a period of at least a full Fiscal Year of the Company. (For the avoidance of doubt, the Committee may grant Awards hereunder with an Award term of more than one Fiscal Year and a Performance Period of only one Fiscal Year.)

          2.12.  "PLAN" shall mean the Affiliated Managers Group, Inc. Executive Incentive Plan, as amended from time to time.

          2.13.  "PRE-TAX ECONOMIC EARNINGS PER SHARE" for any Fiscal Year shall mean Pre-Tax Economic Net Income calculated on a per share basis, with the number of shares used to calculate such per share amount determined in a manner consistent with Company's presentation of Economic Earnings Per Share in its financial disclosures filed with the Securities and Exchange Commission on Form 10-K for such Fiscal Year.

          2.14.  "PRE-TAX ECONOMIC NET INCOME" for any Fiscal Year shall mean the Company's Economic Net Income plus any component of consolidated income tax expense used to calculate Economic Net Income for such Fiscal Year.

          2.15.  "SECTION 162(m)" means Section 162(m) of the Code and the regulations and guidance promulgated thereunder.

          2.16.  "SHARE" shall mean a share of the common stock, par value $.01 per share, of the Company.

          2.17.  "STOCK PLAN" shall mean any authorized stock plan of the Company.

          2.18.  "TRUST" shall mean any trust established pursuant to a trust agreement between the Company and a trustee, or any similar or successor trust, under which Awards may be paid pursuant to Section 6.4 of this Plan.

        3.     ADMINISTRATION.    Subject to Section 15 of this Plan, the Committee shall have sole discretionary power to interpret the provisions of this Plan, to administer and make all decisions and exercise all rights of the Company with respect to this Plan. The Committee shall have final authority to apply the provisions of the Plan and determine, in its sole discretion, the amount of the EIP Incentive Pool and Awards to be paid or allocated to Participants hereunder and shall also have the exclusive discretionary authority to make all other determinations (including, without limitation, the interpretation and construction of the Plan and the determination of relevant facts) regarding the entitlement to benefits hereunder and the amount of benefits to be paid from the Plan. The Committee's exercise of this discretionary authority shall at all times be in accordance with the terms of the Plan and shall be entitled to deference upon review by any court, agency or other entity empowered to review its decision, and shall be enforced provided that it is not arbitrary, capricious or fraudulent.

        4.     ELIGIBILITY.    For each Performance Period, the Committee in its discretion shall select those eligible employees of the Company or its subsidiaries who shall be Participants. The selection of an individual to be a Participant in any one Performance Period does not entitle the individual to be a Participant in any other Performance Period.

        5.     PERFORMANCE MEASURE AND AWARDS.

          5.1.  PERFORMANCE MEASURE.    Not later than 90 days after the start of a Performance Period, the Committee shall establish the target level or levels of Pre-Tax Economic Earnings Per Share as the Performance Measure for such Performance Period, and the method for determining the size of the EIP Incentive Pool for such Performance Period, which target level or levels and method shall be set forth in the minutes of the meetings of the Committee.

          5.2.  GRANTING OF AWARDS.    Within the period of time prescribed by Section 162(m), the Committee may grant to any Participant an Award representing a percentage of the EIP Incentive Pool to be determined for such Performance Period. In no event shall Awards representing more than

  100 percent of an EIP Incentive Pool be granted to Participants. In addition to the foregoing limit, the maximum amount payable to any individual Participant under the Plan for any Fiscal Year shall not exceed 7.5 percent of the sum of the Company's Pre-Tax Economic Net Income (for these purposes, before reduction for the EIP Incentive Pool for the applicable Performance Period) for such Fiscal Year and the immediately preceding Fiscal Year. The Committee shall notify each Participant of the grant of an Award in such manner as it shall deem appropriate. The Award to each Participant shall be set forth in the minutes of the meetings of the Committee. Multiple Awards for overlapping Performance Periods may be granted under the Plan.

          5.3.  NATURE OF AWARDS.    The Awards granted under this Plan shall be used solely as a device for the measurement and determination of certain compensation to be paid to each Participant as provided herein. Awards shall not constitute or be treated as property or as a trust fund of any kind or as capital stock of the Company, stock options or other form of equity or security until they are paid.

        6.     VALUATION OF EIP INCENTIVE POOL AND PAYMENTS.

          6.1.  VALUATION.    If at the end of a Performance Period, the Performance Measure for such Performance Period has been attained, the total value of the EIP Incentive Pool for the Performance Period shall be determined based upon the method adopted by the Committee for such Performance Period. The value of each Participant's Award shall be equal to the percentage of the EIP Incentive Pool represented by such Award which has been allocated to him or her for the Performance Period, subject to reduction by the Committee in its discretion pursuant to Section 6.2 of this Plan.

          6.2.  COMMITTEE CERTIFICATION.    No Participant shall receive payment of his or her Award under this Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount of the EIP Incentive Pool has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Measure has in fact been satisfied. The Committee shall have the discretion to reduce the size of the EIP Incentive Pool or the size of any individual Award, but the Committee may not increase the maximum amount permitted to be paid to any Participant under Section 5.2 of this Plan, increase the size of any individual Award or authorize the payment of an Award under this Plan if the Performance Measure has not been satisfied.

          6.3.  PAYMENTS TO PARTICIPANTS.    Once the value of the EIP Incentive Pool is determined pursuant to Section 6.1 of this Plan, and once attainment of the Performance Measure has also been certified in accordance with Section 6.2 of this Plan, and subject to the provisions of Section 10 of this Plan, a Participant shall be paid his or her Award in cash or Shares. Any payment hereunder shall be made no later than March 15th following the last day of the calendar year in which the Award is earned or, with respect to those Awards that are subject to multiple vesting conditions, becomes vested, subject to applicable regulatory requirements and the terms of the Company's applicable Stock Plan.

          6.4.  DEFERRAL OF PAYMENTS.    Notwithstanding the foregoing Section 6.3 of this Plan, the Committee reserves the right to defer payment of Awards to Participants, subject to such terms and provisions as the Committee may determine (including additional time-based vesting), through the Trust or otherwise. Any such deferral shall be designed to comply with the requirements of Section 409A of the Code, and the regulations and guidance promulgated thereunder, to the extent applicable. Any portion of the Awards set aside in the Trust shall be subject to and accordance with the terms of the Trust.

        7.     FORFEITURE; RECOUPMENT.    Except as otherwise expressly provided for by the Committee in the case of a Participant's death, disability or in the case of a change in control (as such terms may be defined by the Committee in any individual Award agreement under the Plan), a Participant whose employment with the Company terminates for any reason prior to payment of an Award (including payment to the Trust) or prior to fulfilling the vesting requirements for his or her deferred Award hereunder shall forfeit all rights to the Award, or the unvested portion of the deferred Award, as the case may be. In the case of a Participant's death or disability or the occurrence of a change in control (either before or after the conclusion of a Performance Period), the Committee may provide that the Award will vest and/or be paid upon such event. Awards under the Plan shall be subject to the Company's Policy for Recoupment of Incentive Awards, as such policy may be amended and in effect from time to time. The Committee may also recover Awards made under the Plan and any payments delivered under, or gain in respect of, any Awards as may be required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended. By accepting an Award pursuant to the Plan, each Participant agrees to return the full amount required by the preceding sentences at such time and in such manner as the Committee shall determine in its sole discretion. The Committee may allocate part or all of an Award forfeited prior to the completion of the Performance Period or Award period, as applicable, to one or more eligible employees of the Company or its subsidiaries not presently designated as Participants, including newly hired executives. In accordance with the terms of the Trust, forfeitures of Awards that occur after the payment of an Award to the Trust will be allocated to other Participants; provided, however, that in no event shall the reallocation of any forfeited Award or portion thereof result in any increase in any Award intended to satisfy the requirements of performance-based compensation under Section 162(m).

        8.     AMENDMENT OR TERMINATION OF PLAN.    The Company may amend or terminate this Plan at any time or from time to time; provided, however, that no amendment for which Section 162(m) would require stockholder approval in order to preserve the eligibility of Awards as exempt performance-based compensation shall be effective unless approved by the stockholders of the Company in a manner consistent with the requirements of Section 162(m); and further provided that no such amendment or termination shall, without the written consent of the Participants, in any material adverse way affect the rights of a Participant with respect to benefits earned prior to the date of amendment or termination.

        9.     LIMITATION OF COMPANY'S LIABILITY.    Subject to its obligation to make payments as provided for hereunder, neither the Company nor any person acting on behalf of the Company shall be liable for any act performed or for the failure to perform any act with respect to this Plan, except in the event that there has been a judicial determination of willful misconduct on the part of the Company or such person. The Company is under no obligation to fund any of the payments required to be made hereunder in advance of their actual payment or to establish any reserves with respect to this Plan. Any benefits which become payable hereunder shall be paid from the general assets of the Company. No Participant, or his or her beneficiary or beneficiaries, shall have any right, other than the right of an unsecured general creditor, against the Company in respect of the benefits to be paid hereunder. Without limiting the generality of the foregoing, neither the Company nor any person acting on behalf of the Company shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 409A of the Code or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

        10.   WITHHOLDING OF TAX.    Anything herein to the contrary notwithstanding, all payments required to be made by the Company hereunder shall be subject to the withholding of such amounts as the Company reasonably may determine it is required to withhold pursuant to applicable federal, state or local law or regulation. Withholding of such amounts can be made in the form of Shares, if the Committee so determines.

        11.   ASSIGNABILITY.    Except as otherwise provided by law, no benefit hereunder shall be assignable, or subject to alienation, garnishment, execution or levy of any kind, and any attempt to cause any benefit to be so subject shall be void.

        12.   NO CONTRACT FOR CONTINUING SERVICES.    This Plan shall not be construed as creating any contract for continued services between the Company and any Participant and nothing herein contained shall give any Participant the right to be retained as an employee of the Company.

        13.   GOVERNING LAW.    This Plan shall be construed, administered, and enforced in accordance with the laws of the Commonwealth of Massachusetts.

        14.   NON-EXCLUSIVITY; COORDINATION WITH OTHER PLANS.    Subject to Section 16 of this Plan, the Plan does not limit the authority of the Company, the Committee, or any subsidiary of the Company, to grant awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same Performance Measure used under the Plan. In addition, executives not selected to participate in the Plan may participate in other plans of the Company. Awards granted under this Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any subsidiary of the Company.

        15.   SECTION 162(M) CONDITIONS; BIFURCATION OF PLAN.    It is the intent of the Company that the Plan and Awards made hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements of "performance-based compensation" within the meaning of Section 162(m). Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Committee in any manner so that certain provisions of the Plan intended (or required in order) to satisfy the applicable requirements of Section 162(m) are applicable only to persons whose compensation is subject to Section 162(m).

        16.   OTHER AWARDS.    Notwithstanding anything to the contrary in this Plan, the Committee may grant Awards under this Plan to senior officer employees of the Company or its subsidiaries whose compensation is not subject to Section 162(m) (such employees, "Non-Covered Employees"). Any Awards granted to Non-Covered Employees may, but need not, be subject to those provisions of this Plan that are intended to satisfy the applicable requirements of performance-based compensation under Section 162(m). Awards granted to Non-Covered Employees under this Section 16 shall be construed as separate and apart from any Awards granted hereunder that are intended to qualify as performance-based compensation for purposes of Section 162(m).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by Internet or telephone, you do not need to mail back your proxy card. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. AFFILIATED MANAGERS GROUP, INC. 777 SOUTH FLAGLER DRIVE WEST PALM BEACH, FL 33401 M93272-P65260 AFFILIATED MANAGERS GROUP, INC. The Board of Directors recommends you vote FOR each of the following proposals: 1. Election of Directors For Against Abstain Abstain Against For Nominees: ! ! ! ! ! ! a. Samuel T. Byrne e. Sean M. Healey ! ! ! ! ! ! b. Dwight D. Churchill f. Tracy P. Palandjian ! ! ! ! ! ! c. Glenn Earle g. Patrick T. Ryan ! ! ! ! ! ! h. Jide J. Zeitlin d. Niall Ferguson For Against Abstain ! ! ! 2. To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers. ! ! ! 3. To re-approve the material terms of the performance measures included in the Company's Executive Incentive Plan, as amended and restated, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code. ! ! ! 4. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M93273-P65260 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS AFFILIATED MANAGERS GROUP, INC. June 15, 2015, 2:00 PM BST, (9:00 AM EDT) Solicited on behalf of the Board of Directors The undersigned hereby appoints Sean M. Healey and David M. Billings, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote all of the shares of common stock of Affiliated Managers Group, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders, and at any adjournments or postponements thereof, and hereby grants each of them full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The Annual Meeting of Stockholders will be held on Monday, June 15, 2015, at 2:00 p.m. British Summer Time (9:00 a.m. Eastern Daylight Time), at the Company's London Offices, 35 Park Lane, London W1K 1RB, United Kingdom. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and 2014 Annual Report on Form 10-K. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made on the reverse side of this form, this proxy will be voted "FOR" the election of each of the nominees for director listed in Proposal 1, "FOR" Proposal 2 - approval of the compensation paid to the Company's named executive officers, "FOR" Proposal 3 - re-approval of the material terms of the performance measures included in the Company's Executive Incentive Plan, as amended and restated, and "FOR" Proposal 4 - ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. Continued, and to be signed on reverse side

QuickLinks

PROPOSAL 1: ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION TABLES
PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 3: RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE MEASURES IN THE COMPANY'S EXECUTIVE INCENTIVE PLAN, AS AMENDED AND RESTATED
PROPOSAL 4: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
OTHER MATTERS
  APPENDIX A
AFFILIATED MANAGERS GROUP, INC. EXECUTIVE INCENTIVE PLAN